Exhibit 10.1

AGREEMENT OF SALE AND PURCHASE

by

FIRST MIDWEST BANK, AN ILLINOIS STATE CHARTERED BANK

as Seller

and

OAK STREET REAL ESTATE CAPITAL, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY

as Purchaser

i

(continued)

(continued)

(continued)

Exhibit A	-	Form of Assignment
Exhibit B	-	Form of Bill of Sale
Exhibit C	-	Form of Special Warranty Deed
Exhibit D	-	Form of Certificate as to Foreign Status
Exhibit E	-	Form of Purchaser’s Assignment to Qualified Assignees
Exhibit F-1	-	Form of Fourteen-Year Lease
Exhibit F-2	-	Form of Eleven-Year Lease
Exhibit G	-	Owner’s Affidavit
Exhibit H	-	Form of FMB Lease Memo
Exhibit I	-	Intentionally Deleted
Exhibit J	-	Form of Estoppel
Exhibit K	-	Form of Declaration
Exhibit L	-	Depiction of McHenry Stub Property

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is made this 12th day of September, 2016 (the “Effective Date”) by First Midwest Bank, an Illinois state chartered bank (“Seller”) having an address at 1 Pierce Place, Itasca, Illinois 60143 and Oak Street Real Estate Capital, LLC, an Illinois limited liability company (“Purchaser”) having an address at 125 S. Wacker Drive, Suite 1220, Chicago, Illinois 60606.

RECITALS

A.            Seller is the fee owner of each of the real properties, office buildings and related facilities situated thereon described on Schedule 2.1(a) (collectively, the “Properties” and each, individually, a “Property”), which properties are more particularly described in the Title Commitments.

B.            Seller desires to sell the Properties to Purchaser and Purchaser desires to purchase the Properties, pursuant to the terms and conditions set forth in this Agreement.

C.            Immediately following the sale of the Properties, Purchaser and Seller desire that Seller lease the Properties from Purchaser pursuant to the terms and conditions set forth in the Seller Lease Agreements (as defined herein) and in the manner hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.  For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

“Affiliate” shall mean, with respect to any particular individual, corporation, partnership, limited liability company or other entity, any other individual, corporation, partnership, limited liability company or other entity that, on the Effective Date or hereafter, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such individual, corporation, partnership, limited liability company or other entity.  For this purpose, the term “control” shall be deemed satisfied to the extent that there exists direct or indirect ownership representing a minimum fifty percent (50%) ownership interest.

“Assigned Agreements” means all of Seller’s right, title and interest, to the extent assignable, in the service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, open purchase orders and other agreements and contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property, all to the extent listed on Schedule 8.1(i)-1 and under which Seller is currently paying for or is being paid for services rendered in connection with the Properties, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(c).  “Assigned Agreements” shall not include the Retained Agreements.

“Assignments” has the meaning set forth in Section 10.3(c).

“Authorities” means the various federal, state, county, municipal and foreign governmental and quasi-governmental bodies or agencies having jurisdiction over the Properties or any portion thereof.

“Bills of Sale” has the meaning set forth in Section 10.3(b).

“Business Day” means any day other than a Saturday, Sunday, or a day on which banks in the State of Illinois are permitted to be closed for business.

“Certificate as to Foreign Status” has the meaning set forth in Section 10.3(d).

“Certifying Person” has the meaning set forth in Section 4.3(a).

“Closing” means the consummation of the purchase and sale of the Purchased Assets contemplated by this Agreement, as provided for in Article X.

“Closing Date” means the date on which the Closing of the transactions contemplated hereby actually occurs.

“Closing Notices” has the meaning set forth in Section 10.3(e).

“Closing Statement” has the meaning set forth in Section 10.4(b).

“Closing Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 3.2, 4.3, 5.3, 7.1(k), 8.1, 8.2, 8.4, 8.5, 8.7, 10.4, 11.2, 11.3, 11.4, 14.1, 16.1, 18.4 and Article XIX, and any other provisions which pursuant to their terms survive Closing hereunder.

“Code” has the meaning set forth in Section 4.3.

“Confidentiality and Access Agreement” means that certain Confidentiality and Access Agreement dated June 27, 2016 between Purchaser and Seller.

“Consultants” has the meaning set forth in Section 5.2(a).

“Conveyance Documents” means the Deeds, the Bills of Sale and the Assignments.

“Data Room” means the internet website at              created by Seller for posting due diligence materials for Purchaser’s review.

“Deeds” has the meaning set forth in Section 10.3(a).

“Due Diligence” has the meaning set forth in Section 5.1(a).

“Earnest Money Deposit” has the meaning set forth in Section 4.1.

“Effective Date” has the meaning set forth in the Preamble to this Agreement.

“Eleven-Year Lease” means the form of Lease Agreement attached hereto as Exhibit F-2.

“Environmental Laws” means each and every federal, state, county, municipal and foreign statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to environmental matters or Hazardous Substances issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertains to or affects the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Purchaser, and as the same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the (1) Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), (2)  Hazardous Substances Transportation Act (49 U.S.C. §1802 et seq.), (3) Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, (4) the Water Pollution Control Act (33 U.S.C. §1251 et seq.), (5) Safe Drinking Water Act (42 U.S.C. §300f et seq.), (6) Clean Water Act (33 U.S.C. §1321 et seq.), (7) Clean Air Act (42 U.S.C. §7401 et seq.), (8) Solid Waste Disposal Act (42 U.S.C. §6901 et seq.), (9) Toxic Substances Control Act (15 U.S.C. §2601 et seq.), (10) Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11001 et seq.), (11) Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. §7401 et seq.), (12) National Environmental Policy Act (42 U.S.C. §4321 et seq.), (13) Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. §9601 et seq.), (14) Occupational Safety and Health Act (29 U.S.C. §651 et seq.), (15) Refuse Act of 1999 (33 U.S.C. § 407 et seq.), (16) Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), (17) Marine Protection, Research and Sanctuaries Act (33 U.S.C. § 1401 et seq.), (18) Noise Control Act (42 U.S.C. §  4902 et seq.), (19) Atomic Energy Act (42 U.S.C. §  2011 et seq.) and (20) Nuclear Waste Policy Act of 1982 (42 U.S.C. § 10101 et seq.), as each or all may have been amended from time to time and any and all rules and regulations which have become effective prior to the date of this Agreement under such statutes.

“Escrow Agent” means Chicago Title Insurance Company having an address at 10 S. LaSalle Street, #3100, Chicago IL, 60603.

“Escrowed Funds” has the meaning set forth in Section 17.1(b).

“Estoppel” has the meaning set forth in Section 5.5.

“Existing Leases” means those certain agreements between Seller and any unrelated third party to lease, license or occupy a portion of any of the Properties together with any amendments, guarantees and other agreements relating thereto, together with all Tenant files in Seller’s possession and/or control with respect to the Existing Leases, and all claims, demands, causes of action and other rights against Tenants and all guarantors of the Existing Leases, all of which are listed on Schedule 7.1(j) attached hereto and made a part hereof.

“FMB Lease Memo” has the meaning set forth in Section 10.3(j).

“Fourteen-Year Lease” means the form of Lease Agreement attached hereto as Exhibit F-1.

“Governmental Regulations” means all statutes, ordinances, rules and regulations of the Authorities applicable to Seller or the use or operation of the Properties or any portion thereof.

“Hazardous Substances” means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.

“Improvements” means all buildings, structures, fixtures (excluding Seller’s moveable trade fixtures), systems, parking areas and facilities and other improvements located on the Real Property, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, landscaping, sidewalks and light fixtures together with all water control systems, utility lines and related fixtures and improvements, drainage facilities, landscaping improvements, fencing, roadways and walkways, and all privileges, rights, easements, hereditaments and appurtenances thereto belonging.  For the avoidance of doubt, Improvements shall not include Personal Property.

“Intangible Property” means all intangible personal property relating to the Property or the ownership of the Property, including, without limitation: (i) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (ii) all deposits, reimbursement rights, refund rights, receivables and other similar rights from any governmental or quasi-governmental agency; and (iii) all liens and security interests in favor of Seller, together with any instruments or documents evidencing same, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims other than Permitted Encumbrances, but, in all cases, specifically excluding any proprietary or confidential materials and any property that serves or is used in connection with any property other than the Properties.

“Licenses and Permits” means, collectively, all of Seller’s right, title and interest, to the extent assignable, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities exclusively in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.

“Material Title Defects” means title matters (other than zoning compliance) relating to any Property that are disclosed by Seller after the effective date of the applicable Title Commitment, in new title commitments or surveys obtained by Purchaser or in judgment and lien searches, if any, conducted by Purchaser after the effective date of the applicable Title Commitment, which matters are not Permitted Encumbrances or liens securing indebtedness for borrowed money to be paid or discharged by Seller prior to or at the Closing in accordance with this Agreement, and that individually or in the aggregate have a cost to remove, cure or otherwise satisfy in excess of $50,000 with respect to any individual Property.

“McHenry Carey Property” shall mean the real property commonly known as 1308 N. Richmond Drive, McHenry, IL, which, for the avoidance of doubt, is a Property.

“McHenry Main Property” shall mean the real property commonly known as 3510 West Elm Street, McHenry, IL, which, for the avoidance of doubt, is not a Property.

“Notice of Pre-Closing Breach” has the meaning set forth in Section 8.7.

“Permitted Encumbrances” means, collectively, the following:

(a)           applicable zoning and building ordinances and land use regulations that do not materially adversely affect the current use of the Properties;

(b)           ad valorem tax liens, mechanics’, materialmens’ and artisan’s liens, special assessment liens and other similar liens, in each case not yet delinquent and subject to proration under Section 10.4 or being contested in good faith in appropriate proceedings (provided that with respect to the liens being contested, Seller will provide a statutory bond over such liens at the Closing or provide Purchaser with other security with respect to such liens reasonably acceptable to Purchaser such that the liens no longer encumber the applicable Property) (it being agreed by Purchaser and Seller that if any tax or assessment is levied or assessed with respect to the Properties before the Closing Date and Seller has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, and the election shall be binding on Purchaser);

(c)           any encumbrances caused by Purchaser, its Consultants or its agents, representatives or employees;

(d)           the title matters disclosed in the Title Commitments and Surveys that are not set forth in Schedule 5.4(a)(i)-2; and

(f)            any matters deemed to constitute Permitted Encumbrances under Sections 5.4 or 18.2 hereof; provided, however, liens that Seller has expressly agreed to remove or discharge under this Agreement and those set forth in Schedule 5.4(a)(i)-2 shall not be Permitted Encumbrances.

“Personal Property” means Seller’s right, title and interest in and to all furniture, equipment, appliances, tools, supplies, machinery, artwork, furnishings and other personal property attached to, appurtenant to, or situated at the Real Property at the time of the Closing and used exclusively in connection with the ownership of the Real Property or Improvements, including any software that Seller uses to operate HVAC systems, energy management systems, or otherwise necessary for the day-to-day physical operation and management of the Real Property and Improvements to the extent owned by Seller, or is free software, or is licensed to Seller and assignable to Purchaser without licensor’s consent, all only to the extent listed on Schedule 2.1(c).  Notwithstanding the preceding sentence, “Personal Property” shall not include (a) any intellectual property, trade names, trademarks or proprietary or confidential materials of Seller or any Affiliate, including, without limitation, the names “First Midwest Bank”; “Bank with Momentum”; “First Midwest”; “First Midwest Financial Network”; “First Midwest Bancorp”; and “First Midwest Equipment Finance” (or any names containing derivations thereof) and any manuals, signage or other items containing the First Midwest Bank, First Midwest Bank, Bank with Momentum, First Midwest, First Midwest Financial Network and First Midwest Equipment Finance logos or name or the logo or name of any affiliate of Seller, (b) property that serves or is used only in connection with any property other than the Properties, (c) any property owned by a tenant under an Existing Lease, (d) any property leased by Seller and not used in connection with the ownership of the Real Property and Improvements, (e) any attorney work product or any attorney-client privileged documents, (f) any automated teller machines and safe deposit boxes (including the contents thereof), (g) any “active” exterior electronic security equipment used for perimeter control, (h) any “active” electronic communication equipment owned by Seller, (i) any cash, currency or other forms of legal tender on the Real Property, (j) any personal property deposited at the Real Property by third parties to be held by Seller on behalf of such third parties, (k) any intangible intellectual property owned, licensed or used by Seller, (l) any accounting or corporate records, (m) all information or data relating to Seller’s business or customers (other than information or data relating exclusively to the ownership of the Property and the Improvements) and (n) any securities.  “Personal Property” shall also not include any furniture, office equipment, office appliances, tools, supplies, office machinery, artwork not permanently affixed to or part of the Improvements, furnishings, computer equipment, computer hardware, computer software (except as described above), computer programs, supplemental HVAC systems, customer lists and information, data center components, telephone or other communication systems or equipment, electricity and communication lines, conduit and duct banks that serve any property other than the Properties, generators, fuel tanks or other personal property and equipment (including, without limitation, trade fixtures in, on, around or affixed to the Real Property).

“Phase I Reports” means those certain Phase I environmental reports, including any updates thereto, respecting the Properties that were delivered to Purchaser by Seller’s Broker before the Effective Date.

“Pre-Closing Breach Threshold” means U.S. $100,000.00.

“Pre-Closing Breaches” has the meaning set forth in Section 8.7.

“Pre-Existing Title Defects” means the matters set forth on Schedule 5.4(a)(i)-2 attached hereto, which had been identified by the Purchaser in accordance with the Supplemental Agreement.

“Properties” has the meaning set forth in Recital A.

“Property” has the meaning set forth in Recital A.

“Property Deductible” has the meaning set forth in Section 8.5.

“Proration Items” has the meaning set forth in Section 10.4(a).

“Proration Time” has the meaning set forth in Section 10.4(a).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchased Assets” has the meaning set forth in Section 2.1.

“Purchaser” has the meaning set forth in the Preamble to this Agreement.

“Purchaser Closing Documents” has the meaning set forth in Section 10.2.

“Purchaser’s Costs” has the meaning set forth in Section 3.3.

“Purchaser’s Pursuit Costs” means the reasonable, actual, third-party, out-of-pocket expenses incurred by Purchaser or a Qualified Assignee in connection with its investigation of the Properties.

“Qualified Assignee” means any entity that is an Affiliate of the Purchaser.

“Real Property” means those certain parcels of real property comprising the Properties, as more particularly described on the legal descriptions attached hereto as Exhibit 1 of Schedule 2.1(a) (collectively, the “Land”) together with all of Seller’s right, title and interest in, to and under:  (i) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Land and/or the Improvements; (ii) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Land and/or the Improvements; (iii) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Land and/or the Improvements; (iv) all minerals, oil, gas and other hydrocarbons located in, on or under the Land, together with all rights to surface or subsurface entry; and (v) all streets, roads, alleys or other public ways adjoining or serving the Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Land.

“Retained Agreements” means all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, open purchase orders and other agreements and contracts for the provision of labor, services, materials or supplies relating to the Real Property, Improvements or Personal Property that are not listed on Schedule 8.1(i)-1 as Assigned Agreements.  The Retained Agreements will not be assigned to Purchaser at Closing.

“Scheduled Closing Date” means the date that is fifteen (15) days after the Effective Date, provided that if such date is not a Business Day, then the Scheduled Closing Date shall be the immediately succeeding Business Day.

“Seller” has the meaning set forth in the Preamble to this Agreement.

“Seller Closing Documents” has the meaning set forth in Section 10.3.

“Seller Confidential Information” has the meaning ascribed to that term in the Confidentiality and Access Agreement.

“Seller Lease Agreements” shall mean, collectively, those lease agreements to be entered into between Purchaser and Seller for the Properties on the Closing Date pursuant to Section 18.1.

“Seller Parties” means, collectively, Seller and the directors, officers, employees, members, controlling persons, successors and assigns of Seller.

“Seller’s Broker” has the meaning set forth in Section 16.1.

“Seller’s Knowledge” means the present actual (as opposed to constructive, imputed or implied) knowledge solely of the persons for each Property set forth on Schedule 8.6 without any duty of independent investigation or inquiry whatsoever.

“Seller’s Representatives” has the meaning set forth in Section 5.2(d).

“Significant Portion” means, with respect to a Property, any taking by condemnation or destruction or damage by fire or other casualty where the parties reasonably estimate the proceeds from such condemnation or the cost to repair the damage or destruction to be in excess of ten percent (10%) of the Purchase Price allocated to the Property as set forth on Schedule 3.1.

“SNDAs” has the meaning set forth in Section 10.2(c).

“Sub-Portfolio I Properties” means those certain Properties identified on Schedule 18.1 as “Sub-Portfolio I” that shall be leased back by Seller pursuant to the Fourteen-Year Lease as of the Closing.

“Sub-Portfolio II Properties” means those certain Properties identified on Schedule 18.1 as “Sub-Portfolio II” that shall be leased back by Seller pursuant to the Eleven-Year Lease as of the Closing.

“Supplemental Agreement” means the Supplemental Agreement dated as of June 27, 2016 by and between Purchaser and Seller, as amended by that certain First Amendment to Supplemental Agreement dated as of July 14, 2016 and that certain Second Amendment to Supplemental Agreement dated as of August 2, 2016.

“Surveys” has the meaning set forth in Section 5.4(a).

“Tenants” shall mean those individuals, corporations, partnerships, limited liability companies or other entities renting or occupying space in the Real Property under the Existing Leases.  All references in this Agreement to a “Tenant” shall mean and refer to the applicable Tenant.

“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2(f), 5.3 and 16.1, and Articles IX, XII, XIII and XIV, and any other provisions which pursuant to their terms survive any termination of this Agreement.

“Title Commitments” has the meaning set forth in Section 5.4(a).

“Title Company” means Chicago Title Insurance Company.

“Title Objections” means, collectively, (a) any Material Title Defects that are timely objected to by Purchaser in accordance with this Section 5.4(b), and (b) the Pre-Existing Title Defects.

“Title Policies” means the owner’s title policies to be issued by the Title Company that will insure the fee simple of Purchaser in the Properties in accordance with this Agreement.

Section 1.2            References; Exhibits and Schedules.  Except as otherwise specifically indicated, all references in this Agreement to articles, sections or subsections refer to articles, sections or subsections of this Agreement, and all references to exhibits or schedules refer to the exhibits or schedules attached hereto, all of which exhibits and schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular section or article.

ARTICLE II
AGREEMENT OF SALE AND PURCHASE

Section 2.1            Agreement.  Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Purchased Assets”):

(a)           the Real Property;

(b)           the Improvements;

(c)           the Personal Property;

(d)           to the extent assignable, the Assigned Agreements, including any Security Deposits held in conjunction with an Assigned Agreement;

(e)           to the extent assignable, the Licenses and Permits; and

(f)            the Intangible Property, provided that Seller shall, for the Properties, retain the right to exercise any rights under any warranties, guarantees and bonds from third parties during such time as Seller, or its Affiliates, leases the applicable Property.

ARTICLE III
CONSIDERATION

Section 3.1            Purchase Price.  The purchase price for the Purchased Assets (the “Purchase Price”) shall be the amount set forth on Schedule 3.1 and shall be allocated among the Properties as set forth on Schedule 3.1. The Purchase Price shall be payable as provided in Section 3.3.  Seller and Purchaser shall use the allocation set forth on Schedule 3.1 in their dealings with one another pursuant to this Agreement, including for purposes of reporting this transaction for transfer tax and similar purposes, but each of Seller and Purchaser expressly reserve the right to allocate the Purchase Price as to any one or all of the Properties for federal, state, local and foreign income tax purposes, for its own internal purposes and in its dealings with all other third parties in such a manner as each of Seller and Purchaser shall reasonably determine, notwithstanding the allocations set forth on Schedule 3.1.  Seller and Purchaser acknowledge and agree that the value of the Personal Property that is included in the transaction contemplated by this Agreement is de minimis and no part of the Purchase Price is allocable thereto.

Section 3.2            Assumption of Obligations.  As additional consideration for the purchase and sale of the Purchased Assets, at the Closing, Purchaser will assume all of the covenants and obligations of Seller pursuant to the Assigned Agreements and the Licenses and Permits which first arise or accrue on or subsequent to the Closing Date.  Seller shall be liable for and shall satisfy or cause to be satisfied all of the obligations of Seller pursuant to the Assigned Agreements and the Licenses and Permits that arise or accrue prior to the Closing.

Section 3.3            Method of Payment of Purchase Price.  No later than 1:00 p.m. Central Time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price (less all of the Earnest Money Deposit), together with all other costs and amounts to be paid by Purchaser at the Closing pursuant to the terms of this Agreement (“Purchaser’s Costs”), by wire transfer of immediately available funds to the account of Escrow Agent in the amounts set forth on Schedule 3.1.  Escrow Agent, following written authorization and instruction by the parties at the Closing, shall (i) pay directly to Seller by wire transfer of immediately available funds to the accounts designated by Seller, the Purchase Price, less any costs or other amounts to be paid by Seller at the Closing pursuant to the terms of this Agreement and as provided in the written instructions to the Escrow Agent), as adjusted for prorations, if any, provided for herein and other Closing adjustments, (ii) pay to the appropriate payees out of the proceeds of the Closing payable to Seller as described in clause (i) above all costs and amounts to be paid by Seller at the Closing pursuant to the terms of this Agreement, and (iii) pay Purchaser’s Costs to the appropriate payees at the Closing pursuant to the terms of this Agreement.

Section 3.4            Indivisible Economic Package.  Except as otherwise expressly provided in this Agreement, Purchaser has no right to purchase, and Seller has no obligation to sell less than all of the Purchased Assets, it being the express agreement and understanding of Purchaser and

Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Purchased Assets, subject to and in accordance with the terms and conditions of this Agreement.

Section 3.5            Withholding Taxes on Purchase Price.  It is intended by both Parties that no deduction or withholding shall be required from the sum payable by Purchaser to Seller.  In the event, however, the ownership structure of Purchaser or any Qualified Assignee causes any deduction or withholding from any sum payable to Seller, then the sum payable by Purchaser upon which such deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Seller receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Seller would have received and retained in the absence of such required deduction or withholding.  If Purchaser is permitted to withhold from any sum payable to Seller pursuant to this Section 3.5, Purchaser shall (a) notify Seller of its intention to withhold prior to such withholding, (b) provide Seller with all statutory or other legal authority requiring such withholding, (c) deliver to Seller duly completed and timely executed forms as may be required for the purposes of claiming the benefits of applicable taxes and/or of any applicable tax treaty, and (d) perform any other acts reasonably requested by Seller in connection therewith.  For the avoidance of doubt, this provision shall not apply to any withholding made in connection with any liability under any Illinois law related to the bulk sale of the Properties.

ARTICLE IV
EARNEST MONEY DEPOSIT
AND ESCROW INSTRUCTIONS

Section 4.1            The Earnest Money Deposit.  On or before the date hereof, Purchaser shall deposit with the Escrow Agent by wire transfer of immediately available funds the amount set forth in Schedule 3.3 as the earnest money deposit on account of the Purchase Price (the “Earnest Money Deposit”).

Section 4.2            Escrow Instructions.  The Earnest Money Deposit shall be held in escrow by the Escrow Agent in an interest-bearing account in accordance with the provisions of Article XVII.

Section 4.3            Designation of Certifying Person.  In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)           The Escrow Agent agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, and Seller and Purchaser hereby designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Certifying Person”).

(b)           Seller and Purchaser each hereby agree:

(i)            to provide to the Certifying Person all information and certifications regarding such party, as reasonably requested by the Certifying Person or otherwise required to be provided by a party to the transactions described herein under Section 6045 of the Code; and

(ii)           to provide to the Certifying Person such party’s taxpayer identification number and a statement in such form as may be requested by the Certifying Person, signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Certifying Person is correct.

ARTICLE V
TITLE AND OTHER PROPERTY RELATED MATTERS

Section 5.1            Purchaser’s Inspections and Due Diligence.  (a)  Prior to the Effective Date, Purchaser and Seller executed and delivered the Confidentiality and Access Agreement pursuant to which Purchaser has conducted its title, survey, environmental, physical and structural examinations, inspections, testing, studies and investigations of the Properties to the extent it deemed necessary in accordance with the terms and conditions of the Confidentiality and Access Agreement (collectively, the “Due Diligence”).  Except for any limitations as may be imposed by this Section 5.1 and Section 5.2 below, Purchaser may continue to conduct, at Purchaser’s sole cost and expense, such further Due Diligence as it deems necessary or appropriate, and examine and investigate to its full satisfaction the facts, circumstances, and matters relating to the title, survey, environmental, physical and structural condition of the Properties, provided that no such Due Diligence shall provide Purchaser the right to terminate this Agreement or reduce the Purchase Price, except as expressly set forth herein.

(b)           Purchaser acknowledges and agrees that (i) prior to the Effective Date, Purchaser has completed its review, inspection, examination, testing, studies, investigations, analysis and verification of all matters (including, without limitation, the Assigned Agreements, the Retained Agreements, the Licenses and Permits, market conditions, pending litigation, compliance with Governmental Regulations, the environmental condition of the Properties, and the physical and structural condition of the Properties) except new title and survey matters arising since the date of the Title Commitments described in this Article V, (ii) the right to conduct further Due Diligence has been given to Purchaser solely as an accommodation to Purchaser in connection with Purchaser’s contemplated ownership of the Properties following the Closing, and (iii) after the Effective Date, Purchaser shall have no right to terminate this Agreement for any reason (including on account of the results of any further Due Diligence) except as expressly provided in this Agreement.  If this Agreement is terminated pursuant to any express right of termination provided herein, Purchaser will promptly, at Seller’s option, use commercially reasonable efforts to either deliver all of the Seller Confidential Information to Seller or destroy all of the Seller Confidential Information and certify such destruction to Seller.  Notwithstanding the foregoing, Purchaser may retain copies of the Seller Confidential Information, provided it shall do so in accordance with Article XII of this Agreement: (w) if necessary to comply with its record keeping requirements; (x) that have been created electronically pursuant to its standard archiving or back-up procedures; or (y) for purposes of defending any legal action relating to this Agreement that is pending at the time of Seller’s destruction or return demand.

(c)           Seller acknowledges and agrees that Purchaser shall have until 5:00 p.m., Central Standard Time, on the date which is two (2) Business Days prior to the Closing Date (the “Exclusion Period”) to exclude a Property (an “Excluded Property”) from the transactions contemplated by this Agreement by delivering written notice thereof to Seller on or before the expiration of the Exclusion Period (a “Notice of Exclusion”); provided, that, a Property may be excluded from the transaction contemplated by this Agreement solely in the event that Purchaser has reasonably determined with respect to any such Excluded Property that any of the following has occurred after the Effective Date and did not exist on the Effective Date: (A) a material violation of applicable zoning laws has occurred, (B) Hazardous Substances have been introduced or released onto a Property which could reasonably be determined to have a material adverse effect on the fair market value of the Property or for which remediation is required by Environmental Law, or (C) a material physical defect or defects in the Improvements for such Property.  If Purchaser delivers a Notice of Exclusion, such Notice of Exclusion shall include a reasonably detailed description of the condition(s) described in the immediately preceding sentence and/or (A), (B), and/or (C) above which condition(s) gave rise to such Notice of Exclusion. If Purchaser does not timely deliver a Notice of Exclusion, Purchaser shall be conclusively deemed to have waived its right to elect to exclude a Property during the Exclusion Period and shall be conclusively deemed to have elected to purchase all of the Properties in accordance with the terms and conditions of this Agreement subject to such item.  In the event Purchaser timely delivers a Notice of Exclusion, then, unless prior to Closing, Seller has cured the event giving rise to the Notice of Exclusion, (i) the Property shall be excluded from this Agreement, (ii) the Purchase Price shall be adjusted to account for the exclusion of such Excluded Property by deducting the amount of the Purchase Price allocated to such Properties on Schedule 3.1 and (iii) neither party shall have any further rights or obligations hereunder with respect to such Excluded Property, except for the obligations expressly deemed, pursuant to the terms and provisions of this Agreement, to survive the termination of this Agreement.

Section 5.2            Site Visits.  (a) Purchaser and the Qualified Assignees and their respective authorized agents, contractors, consultants and representatives (collectively, the “Consultants”) shall have reasonable access to the Properties on at least one (1) Business Day’s prior notice to Seller during normal business hours or such other reasonable times as mutually agreed upon by Seller and Purchaser solely for the purpose of inspecting the physical and structural condition of the Properties and conducting non-invasive physical inspections and tests, which notice must contain the specific Properties that Purchaser wishes to access, the type of diligence being performed, including the names of any Consultants, and, if available to Purchaser, a detailed schedule, including reasonably estimated times of arrival and departure, for such access; provided, however, that such inspections or tests will not unreasonably disrupt or disturb (i) the ongoing operation of the Properties, (ii)  Seller’s ongoing business activities, or (iii) any services to the Properties.  Purchaser’s notice shall describe the scope of the Due Diligence that Purchaser or the Consultants intend to conduct during their access to the Properties and the estimated duration of the required access.  Purchaser will submit a list to Seller of the Consultants (along with the specific individuals accessing a specific Property) that Purchaser desires to use for the Due Diligence for Seller’s review and approval, which approval shall not be unreasonably withheld.  Purchaser and the Consultants must provide reasonably appropriate identification prior to entering any of the Properties.  Seller will make an agent available to accompany Purchaser or the Consultants during the Due Diligence, and in all events, Purchaser and the Consultants will not have access to any of the Properties unless a representative of Seller has the opportunity to be present.  Purchaser may request any and all publicly available information about the Properties from the Authorities, but Purchaser will not disclose to any Authority the results of any inspection, sampling or testing conducted at any Property without the Seller’s prior written consent, except to the extent the disclosure is required by any Governmental Regulations.  Notwithstanding anything herein to the contrary, Purchaser hereby acknowledges and agrees that Purchaser and its Consultants shall only have the right to enter any vaults or other areas designated or marked by Seller as “Restricted”, “secure areas” or otherwise with the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, and if Seller’s consent is granted, any such entry shall be made only with a representative of Seller being present.

(b)           If Purchaser desires to conduct any physically intrusive Due Diligence, such as sampling of soils, other media or building materials, Phase II inspections or the like, Purchaser will identify in writing the specific procedures Purchaser desires to perform, provide Seller with a detailed scope of work and request Seller’s express written consent.  Seller may withhold or condition consent to any physically intrusive Due Diligence in Seller’s sole discretion, and in no event will Purchaser be permitted to perform any Phase II or equivalent environmental inspection of any Property without Seller’s express written consent which may be withheld in Seller’s sole discretion.  If Seller objects to the procedures requested by Purchaser, Seller will describe the basis for its objection to Purchaser and may (but will not be obligated to) propose to Purchaser a reasonable alternative for resolving the issue giving rise to the request for intrusive Due Diligence.  Upon receipt of Seller’s written consent, if granted, Purchaser and the Consultants shall comply with the Due Diligence procedures agreed upon between Purchaser and Seller.  Purchaser and the Consultants will perform all of the Due Diligence (whether intrusive or non-intrusive) in accordance with the Governmental Regulations and will not engage in any activities that would violate any Licenses and Permits or Governmental Regulations.

(c)           At Seller’s option, Purchaser and the Consultants shall wear on a visible location on their body an identification card approved by Seller in its reasonable judgment and provided by Seller at the sole cost and expense of Seller.  Such identification card shall be clearly distinguishable from the identification cards issued to Seller’s Representatives, and Purchaser and the Consultants will comply with Seller’s requirements for “badging in” and “badging out” of the Properties.  Seller, or a representative or agent designated by Seller, shall have the right to accompany Purchaser or its Consultants at the time Purchaser or its Consultants are on or about any Property.  While at the Properties, Purchaser and the Consultants shall comply with all reasonable written safety procedures established for each Property that the Sellers may from time to time impose, and any rules and regulations of Seller for each Property.

(d)           In conducting the Due Diligence, Purchaser and the Consultants shall not (i) materially disturb or materially interfere with the operation, management and use of the Properties by the Seller or any of its respective representatives, agents, employees, contractors, vendors or customers (collectively, the “Seller’s Representatives”), (ii) materially damage or materially affect the Improvements or (iii) injure any Sellers’ Representative located in or about the Properties.

(e)           Purchaser shall maintain (i) commercial general liability insurance, including blanket contractual liability insurance, on a per occurrence basis and in an amount of not less than $4,000,000 covering any personal injury and property damage arising in connection with the presence of Purchaser or the Consultants on the Properties, (ii) comprehensive automobile liability insurance covering all owned, non-owned and hired vehicles, with limits of not less than $1,000,000 combined single limit for personal injury and property damage, and (iii) statutory worker’s compensation and employer’s liability coverage, or qualified self-insurance, with sufficient evidence of such self-insurance as reasonably requested by Seller.  Purchaser will deliver a certificate of insurance that names Seller as an additional insured thereunder, verifying such coverage to the Seller prior to entry upon the Properties.  All insurance will be provided by insurance companies reasonably acceptable to Seller, authorized to do business in the state and/or country where the respective Property is located and rated not less than A-VII in Best’s Insurance Guide.  The liability insurance will be a primary policy and not in excess or contributing with or secondary to any other insurance that may be available to Seller.  Seller retains the right to request certificates of insurance from each Consultant prior to entering any of the Properties to ensure compliance with this Agreement.  In the event Purchaser’s insurance is materially changed in a manner which may affect Seller’s interest or is going to be cancelled, Purchaser will provide Seller written notice 30 days prior to any such change or cancellation.

(f)            Purchaser and the Consultants will, at their sole cost and expense, (i) promptly pay when due the costs of all entry, inspections and examinations done with regard to the Properties, (ii) restore the Properties to substantially the condition in which they were found before any such entry upon the Properties and inspection or examination was undertaken and (iii) repair any damage to the Properties which occurs due to such activities within 10 days after such damage occurs.

(g)           Purchaser may not communicate or conduct interviews with any facilities or property manager, leasing agent, employee of Seller or lender without the prior written consent of Seller, which consent will not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Purchaser may communicate with those certain employees of Seller that are designated in writing by Seller, but such communication shall be solely for the purpose of performing the Due Diligence contemplated herein.  If Seller consents to an interview of any facilities or property manager, leasing agent, employee or lender, such interview shall not unreasonably disrupt or disturb (i) the ongoing operation of the Properties or Seller, (ii) Seller’s ongoing business, or (iii) any services to the Properties.  Seller will have the right to have a representative present at all times during any such interviews.

(h)           Purchaser agrees that any information obtained by Purchaser and its Consultants from the Due Diligence shall be treated as confidential pursuant to the Confidentiality and Access Agreement and Article XII and shall be used only in connection with the acquisition of the Purchased Assets.

Section 5.3            DUE DILIGENCE INDEMNITY.  PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER AND THE SELLER PARTIES FROM AND AGAINST ALL CLAIMS, ACTIONS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES, ARISING OUT OF INJURY OR DEATH TO PERSONS OR DAMAGE TO ANY OF THE PURCHASED ASSETS, INCLUDING ANY PROPERTY OF TENANTS UNDER LEASES OR OTHERWISE, AND INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED, SUFFERED BY, OR CLAIMED AGAINST SELLER CAUSED BY (a) PURCHASER’S OR ANY OF ITS CONSULTANTS’ ENTRY UPON THE PROPERTIES AND ANY OF THE DUE DILIGENCE ACTIVITIES, INCLUDING, BUT NOT LIMITED TO, THE COSTS OF REMEDIATION, RESTORATION AND OTHER SIMILAR ACTIVITIES, MECHANICS’ AND MATERIALMENS’ LIENS AND ATTORNEYS’ FEES ARISING OUT OF OR IN CONNECTION WITH THE DUE DILIGENCE; PROVIDED, HOWEVER, THAT PURCHASER SHALL HAVE NO DUTY TO DEFEND OR INDEMNIFY SELLER FOR ANY LOSSES ARISING OUT OF CONDITIONS MERELY DISCOVERED, BUT NOT CAUSED OR CONTRIBUTED TO, BY PURCHASER OR ITS CONSULTANTS, AND (b) ANY BREACH OF THIS AGREEMENT BY PURCHASER OR ANY CONSULTANT OR ANY OF THEIR RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, AGENTS, MEMBERS, SHAREHOLDERS, ATTORNEYS OR REPRESENTATIVES.  THE PROVISIONS OF THIS SECTION 5.3 SHALL SURVIVE THE CLOSING OR, IF THE CLOSING DOES NOT OCCUR, ANY TERMINATION OF THIS AGREEMENT, AND SHALL NOT BE SUBJECT TO ANY LIMITATION OF LIABILITY SET FORTH HEREIN.

Section 5.4            Title.  (a)  Purchaser acknowledges and agrees that it has received and approves of, except those liens that Seller is obligated to pay or discharge under Section 5.4(e), all of which will not be Permitted Encumbrances, (i) all title matters shown on the title commitments (each a “Title Commitment,” and collectively the “Title Commitments”) listed on Schedule 5.4(a)(i)-1 proposing to insure Purchaser with respect to each of the corresponding Properties listed on Schedule 2.1(a), except for Pre-Existing Title Defects, (ii) all title exception documents referred to in the Title Commitments, (iii) all matters shown on the existing surveys (the “Surveys”) for the Properties made available to Purchaser and listed on Schedule 5.4(a)(iii), and (iv) all other Permitted Encumbrances.

(b)           Prior to the Closing, Purchaser shall have the right to object in writing to any Material Title Defects, within 10 days of receipt of written notice from Seller disclosing such Material Title Defect, or of the revised, updated or new Title Commitment or Survey, as applicable, or by the Closing if less than 10 days remain to the Closing, which notice shall extend the Scheduled Closing Date by ten (10) days.  Unless Purchaser shall timely object to a Material Title Defect in accordance with this Section 5.4(b), each such Material Title Defect not so timely objected to and all other matters which affect the Seller’s title to the Properties shall be deemed to constitute Permitted Encumbrances other than the liens that Seller is obligated to pay or discharge under Section 5.4(e).

(c)           Prior to and as a condition of the Closing of the affected Properties, Seller will remove, cure or otherwise satisfy the Pre-Existing Title Defects.  With respect to each Title Objection that is a Material Title Defect, Seller may elect, in its sole discretion, by notice to

Purchaser delivered by the date that is the earlier of the Closing Date and the date that is 5 Business Days after receipt of Purchaser’s notice of any Material Title Defect, to (i) if such Title Objections for an individual Property exceed U.S. $50,000, decrease the Purchase Price allocated on Schedule 3.1 for the relevant Property by the excess of the cost to remove, cure or otherwise satisfy such Title Objections relating to that Property over U.S. $50,000, as reasonably determined by the parties; or (ii) remove, cure or otherwise satisfy such Title Objections and/or decrease the Purchase Price as provided in clause (i) above such that the sum of the cost to remove, cure or otherwise satisfy the cured Title Objections and such decrease in the amount of the Purchase Price is equal to the excess of the cost to remove, cure or otherwise satisfy any Title Objections over U.S. $50,000; or (iii) elect not to remove, cure or otherwise satisfy one or more Title Objections such that there are still Material Title Defects.  Seller may cure any Title Objection by causing the Title Company at Seller’s expense to insure over the Title Objection or remove such Title Objection from the Title Policy (provided the Title Company agrees in the Title Policy or in a separate agreement or undertaking to do the same for Purchaser’s successors and assigns as their interests may appear or to otherwise indemnify subsequent title companies that provide insurance over such Title Objection), whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.  If Seller fails to timely make an election pursuant to this Section 5.4(c), it shall be deemed to have elected (iii) herein.

(d)           If there are still Material Title Defects that exceed U.S. $150,000 in aggregate for the Properties and Seller elects (or is deemed to elect) not to remove, cure or otherwise satisfy such Material Title Defects, Purchaser may elect, by delivery of notice to Seller within five (5) Business Days after receipt of Seller’s election or deemed election, to either (i) terminate this Agreement in its entirety as to all Properties and receive a refund of the Earnest Money Deposit and all interest earned thereon and thereafter and Seller shall reimburse Purchaser or its Qualified Assignee for Purchaser’s Pursuit Costs incurred in connection with the transaction contemplated by this Agreement in an amount not to exceed U.S. $1,500,000.00 upon receipt of substantiating documentation of such expenses reasonably satisfactory to Seller, and the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations, or (ii) waive such Title Objections, in which event such Title Objections shall be deemed Permitted Encumbrances, and proceed to the Closing without any reduction of or credit against the Purchase Price.  If Purchaser fails to deliver notice making the election in clause (i) or (ii) within two 2 days before the Scheduled Closing Date, Purchaser will be deemed to have made the election in clause (ii).

(e)           Notwithstanding the foregoing, Seller will (i) at the Closing cause the release of any liens securing indebtedness for borrowed money and any other monetary liens placed upon any Property by or on behalf of Seller or any Affiliate, and (ii) at or before the Closing cause the release of or provide a statutory bond to release any mechanics’ liens placed upon the Properties by a third party in connection with work performed on the applicable Property on behalf of Seller or Tenant (unless placed upon the Property on behalf of Purchaser) and any judgment liens, and such liens shall not be Permitted Encumbrances.  In lieu of removing or providing a statutory bond to release mechanics’ liens as described in this Section 5.4(e), Seller may provide Purchaser with other security with respect to such liens reasonably acceptable to Purchaser.  Seller may elect but shall not be obligated to release any other monetary liens that are placed upon the Properties by third parties (but if such liens are Material Title Defects, the provisions of this Sections 5.4(b)-(d) shall apply).

(f)            If there are title matters with respect to any individual Property that would be Material Title Defects but for the fact they have a cost to remove, cure or otherwise satisfy of U.S. $50,000 or less, and Seller is not otherwise required to cure such title matters pursuant to the terms of this Section 5.4, and Seller has not removed, cured or otherwise satisfied such title matters by the Closing Date, the parties shall proceed to the Closing with respect to such Property without any reduction of or credit against the Purchase Price allocable to such Property, but an amount equal to the lesser of (i) Purchaser’s actual costs to remove, cure or otherwise satisfy any Title Objections with respect to such Property and (ii) U.S. $50,000 will be credited against the Property Deductible set forth in Section 8.5.

Section 5.5            Tenant Estoppel Certificates.  On or before the date hereof, Seller shall have delivered to Purchaser fully completed and executed estoppel certificates for all Seller Lease Agreements in substantially the form attached hereto as Exhibit J, which shall be dated as of the Closing Date (the “Estoppel”).  The Estoppel shall be duly executed by the appropriate tenant under the Seller Lease Agreements.

ARTICLE VI
“AS IS” TRANSACTION

Section 6.1            SALE “AS IS”.  THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS PREVIOUSLY CONDUCTED ITS OWN INDEPENDENT EXAMINATION AND DUE DILIGENCE REVIEW OF THE PURCHASED ASSETS, INCLUDING ALL INFORMATION PROVIDED IN THE DATA ROOM.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CONFIDENTIALITY AND ACCESS AGREEMENT, THE SUPPLEMENTAL AGREEMENT OR THE SELLER LEASE AGREEMENTS, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY SELLER PARTY OR OF ANY OF SELLER’S AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE.

OTHER THAN THE MATTERS REPRESENTED IN SECTION 8.1 AND WARRANTIES IN ANY CONVEYANCE DOCUMENTS, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER, AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY

OF THE PURCHASED ASSETS, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PURCHASED ASSETS AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LAWS, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PURCHASED ASSETS WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, “AS IS, WHERE IS, WITH ALL FAULTS”.

PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PURCHASED ASSETS.  PURCHASER HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY TO CONDUCT AND HAS CONDUCTED SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PURCHASED ASSETS AND RELATED MATTERS AS PURCHASER DEEMS NECESSARY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLER (EXCLUDING THE LIMITED MATTERS REPRESENTED BY SELLER IN SECTION 8.1 HEREOF AND WARRANTIES IN ANY CONVEYANCE DOCUMENTS) NOR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT ALL INFORMATION OBTAINED BY PURCHASER WAS OBTAINED FROM A VARIETY OF SOURCES, AND SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, TRUTH OR ACCURACY OF ANY DOCUMENT OR OTHER INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO PURCHASER.  UPON THE CLOSING, PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. SUBJECT TO AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT, UPON THE CLOSING, SELLER WILL SELL AND CONVEY TO PURCHASER, AND PURCHASER WILL PURCHASE AND ACCEPT THE PURCHASED ASSETS, “AS IS, WHERE IS, WITH ALL FAULTS”.  PURCHASER FURTHER ACKNOWLEDGES AND

AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PURCHASED ASSETS BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PURCHASED ASSETS FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN OR IN ANY CONVEYANCE DOCUMENTS.  PURCHASER ACKNOWLEDGES AND AGREES THAT THE PURCHASE PRICE REFLECTS THE “AS IS, WHERE IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PURCHASED ASSETS.  PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT AND UNDERSTANDS THE SIGNIFICANCE OF EACH AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PURCHASED ASSETS TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.

ARTICLE VII
COVENANTS

Section 7.1            Interim Operating Covenants.  Seller covenants to Purchaser that, from the Effective Date until the Closing, Seller will:

(a)           Operations.  Continue to operate, manage and maintain the Properties in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Article XI, provided that Seller’s obligations under this Section 7.1(a) shall not include any obligations to make capital expenditures or any other expenditure not incurred in Seller’s ordinary course of business.

(b)           Compliance with Governmental Regulations.  Not knowingly take any action that would result in a failure to comply in all material respects with all applicable Governmental Regulations, it being understood and agreed that prior to the Closing, Seller will have the right to contest any such Governmental Regulations.

(c)           Assigned Agreements.  Not enter into any new Assigned Agreements or leases or licenses for any portion of the Properties or amend or terminate any existing Assigned Agreements without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)           Notices.  To the extent received by Seller, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violation from any Authority affecting the Properties.

(e)                                  Insurance.  Maintain in full force and effect existing insurance coverages or replacement insurance with coverage that is not materially less favorable.

(f)                                   Notifications.  Promptly notify Purchaser if it receives notice of or otherwise becomes aware of any material change to the representations and warranties contained in Section 8.1 or any representations and warranties set forth in the Estoppels.

(g)                                  Marketing the Purchased Assets.  From the Effective Date until the Closing or earlier termination of this Agreement, not sell the Purchased Assets to a third party or enter into an agreement with a third party concerning the sale of the Purchased Assets.

(h)                                 Sale of the Purchased Assets. Except to the extent otherwise permitted under this Agreement or relating to items approved in writing or deemed approved by Purchaser in accordance with the terms of this Agreement, and except as permitted under the applicable Seller Lease Agreement as if such Seller Lease Agreement were in effect, not sell, assign, or convey any right, title or interest in or to any of the Properties, or create or permit to exist any lien, security interest, easement, encumbrance, charge or condition affecting any of the Properties (other than Permitted Encumbrances).

(i)                                     Encumbrances.  Not create or permit any new encumbrances to be placed upon any of the Properties other than as described in Schedule 7.1(i) or otherwise contemplated by this Agreement.

(j)                                    Conversion of Existing Leases.  Cause all Existing Leases to be converted to a “true” sublease with Seller as sublandlord that is subordinated to the applicable Seller Lease Agreement or terminated prior to the Closing.

(k)                                 Hazardous Substances.  Not bring (or knowingly permit to be brought) on to, or remove or dispose from, any of the Properties, any Hazardous Substances in violation of applicable Environmental Laws.

(l)                                     Alterations.  Except to the extent otherwise permitted under this Agreement or relating to items approved in writing or deemed approved by Purchaser in accordance with the terms of this Agreement (which approval shall not be unreasonably withheld, delayed or conditioned), and except as permitted under the applicable Seller Lease Agreement if such Seller Lease Agreement were in effect, perform or cause to be performed any improvements, changes or alterations to any of the Properties which (x) will have a material adverse effect upon the value of such Property, or (y) will have a material adverse effect upon the structural integrity of the Building located on such Property.

(m)                             REA Estoppels.  Use commercially reasonable efforts to provide Purchaser estoppels for certain reciprocal easement agreements or similar documents affecting the Properties listed on Schedule 8.1(m) on or before the Closing Date, in a form provided by Purchaser to Seller as of the date hereof, subject to Seller’s reasonable approval.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Section 8.1                                    Seller’s Representations and Warranties.  The following constitute the sole representations and warranties of Seller (other than any warranties in the Conveyance Documents), which representations and warranties shall be true as of the Effective Date and, subject to Section 8.3, as of the Closing Date.  Subject to the limitations set forth in Sections 8.3 and 8.4 of this Agreement, Seller represents and warrants to Purchaser the following:

(a)                                 Status.  Seller is (i) an Illinois state chartered bank, (ii) duly organized and validly existing under the laws of the State of Illinois and (iii) qualified or authorized to transact business in each jurisdiction in which its ownership or leasing of the Purchased Assets makes such qualification or authorization necessary.

(b)                                 Authority.  The execution and delivery of this Agreement and the Confidentiality and Access Agreement and the performance of Seller’s obligations hereunder and thereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement and the Confidentiality and Access Agreement constitute the legal, valid and binding obligations of Seller.

(c)                                  Non-Contravention.  The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority, (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any material agreement or instrument to which Seller is a party or by which it is bound, or (iii) violate any law, statute, rule or regulation by which Seller is bound.

(d)                                 Consents.  No consent, waiver, approval or authorization is required from any person, entity or Authority in the United States (that has not already been obtained) in connection with the execution and delivery of this Agreement and the Confidentiality and Access Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

(e)                                  Suits and Proceedings.  Except as listed on Schedule 8.1(e), there are no legal actions, suits or similar proceedings pending or to Seller’s Knowledge served or threatened in writing against Seller relating to the Purchased Assets.

(f)                                   Non-Foreign Entity.  Seller is not a “foreign person” or “foreign corporation” pursuant to Section 1445 of the Code and the regulations promulgated thereunder.

(g)                                  Condemnation.  To Seller’s Knowledge, none of the Properties are subject to any pending or threatened condemnation proceeding.

(h)                                 Bankruptcy.  Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(i)                                     Assigned Agreements.  (i) The only Assigned Agreements affecting the Properties are listed on Schedule 8.1(i)-1, (ii) a true and correct copy of each of the Assigned Agreements listed on Schedule 8.1(i)-1 has been delivered or made available in the Data Room to Purchaser for review, (iii) except as listed on Schedule 8.1(i)-2, Seller has not given or to Seller’s Knowledge received any written notice of an uncured material default under any of the Assigned Agreements and (iv) there are not currently any outstanding assignments of the Assigned Agreements to any person or entity.

(j)                                    No Violations.  Except as listed on Schedule 8.1(j), (i) Seller has not received written notice of any litigation, governmental or administrative proceedings or arbitrations presently pending or threatened in writing with respect to any of the Properties (exclusive of tort and other liability proceedings for which insurance coverage is available), (ii) to Seller’s Knowledge, none of the Properties are in material violation of any applicable fire, health, building, use, occupancy or zoning laws, (iii) there is not any work that is required to be done upon or in connection with the Properties by any Authorities where such work remains outstanding and (iv) no Authority has revoked or threatened to revoke any material Licenses and Permits within the past two (2) years.

(k)                                 Insurance.  To Seller’s Knowledge, neither Seller’s insurance company nor any board of fire underwriters has determined there are any defects or inadequacies in or on the Properties or any part or component thereof that would adversely affect the insurability of the Properties or cause any increase in the premiums for insurance for the Properties.

(l)                                     Environmental.  To Seller’s Knowledge, Seller has delivered to Purchaser true, correct and complete copies of the most recent third-party Phase I environmental reports for the Properties and except as disclosed in the Data Room or those reports, Seller has not received any written notice from any Authority of any violation of Environmental Laws affecting any of the Properties that remains uncured.  To Seller’s Knowledge, there is no Recognized Environmental Condition (as such term is defined in ASTM Standard E 1527-05 §1.1, ASTM International (2005)) present at any Property except as may be disclosed in the Phase I Report for such Property.  To Seller’s Knowledge, no Hazardous Substances exist on, under or about the Properties or used, generated, manufactured, stored or disposed of on, under or about the Properties in violation of any Environmental Law.

(m)                             Installment Assessments.  To Seller’s Knowledge, there are no taxes or assessments levied against any of the Properties where Seller has elected to pay such tax or assessment under an installment payment plan except as described on Schedule 8.1(m).

(n)                                 Licenses and Permits.  To Seller’s Knowledge, the Licenses and Permits include all those necessary for Seller to own and operate the Properties as real property in the manner currently operated by Seller, excluding any Licenses and Permits where the failure to have such Licenses and Permits would not have a material adverse effect on Seller.  There are not currently any outstanding assignments of the Licenses and Permits to any person or entity.

Section 8.2                                    Purchaser’s Representations and Warranties.  Purchaser represents and warrants to Seller the following:

(a)                                 Status.  Purchaser is a limited liability company, duly organized and validly existing under the laws of the State of Illinois and is qualified or authorized to transact business in Illinois and Indiana.  At Closing, each Qualified Assignee will be authorized to transact business in the state in which the applicable Property being acquired by such Qualified Assignee is located.

(b)                                 Authority.  The execution and delivery of this Agreement and the Confidentiality and Access Agreement and the performance of Purchaser’s obligations hereunder and thereunder have been duly authorized by all necessary action on the part of Purchaser and this Agreement and the Confidentiality and Access Agreement constitute the legal, valid and binding obligations of Purchaser.

(c)                                  Non-Contravention.  The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby do not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority, (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any material agreement or instrument to which Purchaser is a party or by which it is bound, or (iii) violate any law, statute, rule or regulation by which Purchaser is bound.

(d)                                 Consents.  No consent, waiver, approval or authorization is required from any person, entity or Authority in the United States (that has not already been obtained) in connection with the execution and delivery of this Agreement and the Confidentiality and Access Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

(e)                                  Suits and Proceedings.  There are no legal actions, suits or similar proceedings pending or to Purchaser’s actual knowledge served or threatened in writing against Purchaser relating to the Purchased Assets or the transactions contemplated herein.

(f)                                   Bankruptcy.  Purchaser has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

Section 8.3                                    Right to Amend Representations.  Each of Seller and Purchaser shall have the right from time to time prior to the Closing by notice to the other party to amend or supplement its qualifications to the representations and warranties in this Article VIII, by amendment of the schedules attached hereto or otherwise to reflect changes in facts or conditions or to correct any immaterial factual inaccuracies; provided, however, that no such amendment or supplement will be deemed to cure any breach of any representation or warranty made in this Article VIII or have any effect on the conditions in Section 9.1(a)(ii) or Section 9.2(c) with respect to any factual inaccuracy that existed when this Agreement was entered into, but will be deemed to cure any breach or inaccuracy for all purposes under this Agreement arising from a change in facts or conditions after this Agreement was entered into so long as, in the case of Seller, the change was not caused by Seller’s breach of Article VIII or, in the case of Purchaser, the change was not caused by Purchaser’s breach of Section 5.2.

Section 8.4                                    Survival of Representations, Warranties and Covenants.  The representations and warranties of Seller set forth in Section 8.1 and the covenants of Seller set forth in Section 7.1 will survive the Closing with respect to the Properties sold at such Closing for a period of twelve (12) months, after which time they will terminate and merge into the Deeds for the Properties.  Neither Purchaser nor any Qualified Assignee will have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations or warranties or any breach of such representations, warranties or covenants of Seller, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy or any such breach with respect to any Property exceeds the Property Deductible set forth in Section 8.5, and then only to the extent of such excess.  Other than with respect to Material Title Defects raised by Purchaser pursuant to Section 5.4 (which shall be resolved in accordance with Section 5.4), Seller shall have no liability with respect to any representation, warranty, certification or covenant if, prior to the Closing, Purchaser or any Qualified Assignee has actual knowledge of any breach of such representation, warranty, certification or covenant, or if any document made available in the Data Room for Purchaser’s review discloses a breach or one or more facts that materially conflict with any such representation, warranty, certification or covenant and Purchaser or any Qualified Assignee nevertheless fails to notify Seller and make a claim with respect thereto pursuant to Section 8.7 and Purchaser or any Qualified Assignee proceeds to consummate the Closing.  The Closing Surviving Obligations and the Termination Surviving Obligations will survive the Closing or termination of this Agreement, as applicable, without limitation unless a specified period is otherwise provided in this Agreement.  All other representations, warranties, certifications and covenants made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing but will be merged into the Deeds for the Properties and other documents delivered at the Closing.

Section 8.5                                    Property Deductibles and Caps.  Any claim brought by Purchaser or a Qualified Assignee pursuant to Section 8.4 shall be subject to a deductible of U.S. $100,000 per Property (the “Property Deductible”).

Section 8.6                                    Liability of Individuals Named as Having Seller’s Knowledge.  Purchaser acknowledges and agrees that the individuals listed on Schedule 8.6 as having Seller’s Knowledge are named solely for the purpose of defining and narrowing the scope of Seller’s Knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Purchaser.  Purchaser covenants that it will make or bring no action, claim or demand of any kind against such individuals, or any officer, director, or employee of

Seller or any Seller Party, as applicable, related to or arising out of this Agreement, the transaction or other documents or agreements contemplated hereby or any of Seller’s representations and warranties contained herein.

Section 8.7                                    Pre-Closing Breaches.  Purchaser shall promptly provide written notice to Seller (the “Notice of Pre-Closing Breach”) upon learning of any breach by Seller prior to the Closing Date of any of Seller’s representations or warranties set forth in Section 8.1 of this Agreement and any of its covenants (collectively, the “Pre-Closing Breaches”).  The Notice of Pre-Closing Breach shall set forth in reasonable detail an estimated dollar amount of Purchaser’s actual losses resulting from the Pre-Closing Breaches on a Property-by-Property basis.  If the aggregate amount of Purchaser’s losses attributable to all of the Pre-Closing Breaches is equal to or less than the Pre-Closing Breach Threshold, the parties shall proceed to the Closing without any reduction in or abatement of or credit against the Purchase Price on account of the Pre-Closing Breaches, but the Pre-Closing Breaches will be deemed to survive the Closing and the losses related thereto shall be subject to the provisions of Section 8.4 and Section 8.5.  If the aggregate amount of Purchaser’s losses attributable to the Pre-Closing Breaches exceeds the Pre-Closing Breach Threshold, Seller may in its sole discretion elect by giving written notice to Purchaser to either (a) proceed to the Closing and grant Purchaser a credit against the Purchase Price allocated on Schedule 3.1 for each Property identified in the Notice of Pre-Closing Breach in an amount equal to the Pre-Closing Breach, (b) cure prior to the Closing one or more of the Pre-Closing Breaches such that the aggregate amount of losses resulting from all remaining uncured Pre-Closing Breaches is equal to or less than the Pre-Closing Breach Threshold, or (c) cure prior to the Closing certain of the Pre-Closing Breaches and/or reduce the Purchase Price in the manner provided in clause (a) above such that the sum of the cost to cure such Pre-Closing Breaches plus such decrease in the Purchase Price equals the amount by which the losses resulting from such Pre-Closing Breaches exceeds the Pre-Closing Breach Threshold.  If the aggregate amount of losses resulting from the Pre-Closing Breaches is greater than the Pre-Closing Breach Threshold and Seller does not make any of the elections described above prior to the Closing, Purchaser will have the right to elect to either (x) terminate this Agreement in its entirety as to all Properties and receive a refund of the Earnest Money Deposit and all interest earned thereon and thereafter, and Seller shall reimburse Purchaser or its Qualified Assignees for Purchaser’s Pursuit Costs incurred in connection in an amount not to exceed U.S. $1,500,000.00 upon receipt of substantiating documentation of such expenses reasonably satisfactory to Seller, and the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations, or (y) proceed to the Closing without any reduction in, abatement of or credit against the Purchase Price on account of the Pre-Closing Breaches, and Purchaser will be deemed to have waived the Pre-Closing Breaches if and only to the extent that such Pre-Closing Breaches cause the aggregate amount of any losses attributable to the Pre-Closing Breaches to exceed the Property Deductible, and such Pre-Closing Breaches shall not survive the Closing and the excess losses related thereto shall not be subject to Section 8.4 and Section 8.5.

ARTICLE IX
CONDITIONS PRECEDENT TO THE CLOSING

Section 9.1                                    Conditions Precedent to Obligation of Purchaser.  (a) The obligation of Purchaser to consummate the transactions hereunder shall be subject to the fulfillment on or before the Closing Date (or as otherwise provided herein) of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion, it being agreed that these conditions precedent are applicable only to those Properties that are the subject of a Closing on such Closing Date:

(i)                                     Seller shall have delivered to Escrow Agent all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3;

(ii)                                  All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with appropriate modifications permitted under this Agreement;

(iii)                               Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date;

(iv)                              The Title Company shall be ready, willing and able and irrevocably committed to issue the Title Policies to Purchaser in accordance with this Agreement;

(v)                                 Seller shall maintain as of the Closing Date a long term issuer rating of BBB or better by Standard & Poor’s Ratings Services or Baa2 or better by Moody’s Investor Services, Inc. as of the Closing;

(vi)                              All Existing Leases shall have been converted to a “true” sublease with Seller as sublandlord which shall be subordinated to the applicable Seller Lease Agreement or terminated prior to the Closing; and

(vii)                           Certificates evidencing the insurance coverage, limits and policies to be carried by the Tenant under and pursuant to the terms of the Seller Lease Agreements, on the forms and containing the information required by Purchaser, as landlord.

(b)                                 For purposes of Sections 9.1(a)(ii) and 9.1(a)(iii), the representations and warranties of Seller (other than the representations in Section 8.1(a), (b), (c) and (d), as to which this Section 9.1(b) shall not apply) will be deemed true and correct in all material respects, and Seller will be deemed to have performed in all material respects all covenants and obligations it is required to perform under this Agreement at or prior to the Closing Date, unless the amount of the losses resulting from such breaches of representations, warranties and covenants exceeds the Pre-Closing Breach Threshold.

Section 9.2                                    Conditions Precedent to Obligation of Seller.  The obligation of Seller to consummate the transactions hereunder shall be subject to the fulfillment on or before the Closing Date (or as otherwise provided) of all of the following conditions, any or all of which may be waived by Seller in it sole discretion:

(a)                                 Escrow Agent shall have received the Purchase Price as adjusted pursuant to, and payable in the manner provided for, in this Agreement, and Purchaser shall have provided written authority to Escrow Agent to release such amount to Seller.

(b)                                 Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2.

(c)                                  All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as to Purchaser or any Qualified Assignee, as applicable, with appropriate modifications permitted under this Agreement.

(d)                                 Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

Section 9.3                                    Consequences of Failure of Condition.  If any condition set forth in Section 9.1 or Section 9.2 is not satisfied or waived on or prior to the Scheduled Closing Date, then so long as the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition has acted in good faith and with due diligence in performing its obligations hereunder and in cooperating with the other party in its performance hereunder, that party may elect to:

(a)                                 if such failure of condition constitutes a default under this Agreement, pursue its remedies under Article XIII; or

(b)                                 if such failure of condition does not constitute a default under this Agreement, terminate this Agreement by delivering written notice of termination to the other party on or after the Scheduled Closing Date, in which case the parties shall have no further rights or obligations under this Agreement except for the Termination Surviving Obligations, and the Earnest Money Deposit and all interest earned thereon shall be released to the terminating party.

ARTICLE X
THE CLOSING

Section 10.1                             The Closing.  The consummation of the transactions contemplated by this Agreement by delivery of documents and payments of money shall take place at 1:00 p.m. Central Time on the Scheduled Closing Date at the offices of the Title Company.  At the Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.  The acceptance of the Deeds by Purchaser shall be deemed to be full performance and discharge of each and every agreement and obligation on the part of Seller to be performed hereunder unless otherwise specifically provided herein.

Section 10.2                             Purchaser’s Closing Obligations.  On the Closing Date, Purchaser, at its sole cost and expense, will deliver the following items to Seller (via the Title Company) at the Closing as provided herein (collectively, the “Purchaser Closing Documents”):

(a)                                 The Purchase Price, after all adjustments are made as herein provided, by wire transfer of immediately available funds, in accordance with the requirements of Article III;

(b)                                 Counterpart originals of the Assignments, duly executed by Purchaser;

(c)                                  Subordination, Nondisturbance and Attornment Agreements (“SNDAs”) with respect to each Seller Lease Agreement in the form provided under the applicable Seller Lease Agreement and duly executed and acknowledged by Purchaser (as Landlord) and any lender(s) making a loan to Purchaser;

(d)                                 with respect to each Seller Lease Agreement, a FMB Lease Memo for such Seller Lease Agreement;

(e)                                  Counterpart originals of each Seller Lease Agreement, duly executed by Purchaser;

(f)                                   Evidence reasonably satisfactory to Seller and the Title Company that the person executing the documents delivered by Purchaser pursuant to this Section 10.2 on behalf of Purchaser has full right, power and authority to do so;

(g)                                  A counterpart original of the Closing Statement, duly executed by Purchaser;

(h)                                 A certificate executed by Purchaser (or in the event this Agreement is assigned by Purchaser to a Qualified Assignee, a certificate executed by such Qualified Assignee), dated as of the Closing Date, stating that the representations and warranties contained in Section 8.2 are true and correct in all material respects as to Purchaser or such Qualified Assignee, as applicable, as of the Closing Date (with appropriate modifications to reflect any changes therein or to reflect the legal status of the Qualified Assignee) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change;

(i)                                     The Closing Notices, if any, duly executed by Purchaser; and

(j)                                    Such other documents as may be reasonably necessary or appropriate to effect the conveyance, transfer and assignment of the Purchased Assets, including, without limitations, any transfer tax documentation required in connection with the transfer of the Purchased Assets.

Section 10.3                             Seller’s Closing Obligations.  At the Closing, Seller will deliver to Purchaser (via the Title Company) the following documents (collectively, the “Seller Closing Documents”):

(a)                                 A special warranty deed for each of the Properties in substantially the form attached hereto as Exhibit C modified to comply with the law of each jurisdiction where the Properties are located (collectively, the “Deeds”), duly executed and acknowledged by Seller, conveying to Purchaser the Real Property and the Improvements subject only to the Permitted Encumbrances;

(b)                                 A blanket assignment and bill of sale for each of the Properties in substantially the form attached hereto as Exhibit B modified to comply with the law of each jurisdiction where the Properties are located (collectively, the “Bills of Sale”), duly executed by Seller, assigning and conveying to Purchaser title to the Personal Property without representation or warranty;

(c)                                  A counterpart original of an assignment and assumption of Seller’s interest in the Assigned Agreements, Intangible Property and the Licenses and Permits for each of the Properties in substantially the form attached hereto as Exhibit A modified to comply with the law of each jurisdiction where the Properties are located (collectively, the “Assignments”), duly executed by Seller, conveying and assigning to Purchaser all of Seller’s right, title, and interest, if any, in the Assigned Agreements, Intangible Property and the Licenses and Permits and pursuant to which Purchaser assumes the Seller’s obligations under the Assigned Agreements first arising or accruing from and after the Closing;

(d)                                 A certificate in the form attached hereto as Exhibit D (“Certificate as to Foreign Status”) from Seller certifying that it is not a “foreign person” or “foreign corporation” pursuant to Section 1445 of the Code and the regulations promulgated thereunder;

(e)                                  Any municipal utility district notices or other similar notices required in connection with relevant federal, state or local laws or ordinances, if any, duly executed by Seller (collectively, the “Closing Notices”);

(f)                                   Marked Title Commitments or pro-forma Title Commitments for the Properties obligating the Title Company to issue the Title Policies to Purchaser;

(g)                                  A counterpart original of the Closing Statement, duly executed by Seller;

(h)                                 Evidence reasonably satisfactory to Purchaser and the Title Company that the person executing the documents delivered by Seller pursuant to this Section 10.3 on behalf of Seller has full right, power, and authority to do so;

(i)                                     Reasonable and customary closing affidavits required by the Title Company to issue the Title Policies with the coverages and endorsements requested by Purchaser, including, but not limited to, the form attached hereto as Exhibit G;

(j)                                    With respect to each Seller Lease Agreement, a memorandum of lease, in the form attached hereto as Exhibit H (the “FMB Lease Memo”);

(k)                                 The SNDAs executed and acknowledged by the Seller;

(l)                                     A reliance letter addressed to Purchaser and the lender(s) making a loan to Purchaser (to the extent such information is provided to Seller) and executed by the company that prepared the Phase I Reports authorizing Purchaser and any such lender(s) to rely on such reports;

(m)                             Counterpart originals of each Seller Lease Agreement, duly executed by Seller;

(n)                                 One original of the Estoppel, dated as of the Closing Date; and

(o)                                 Such other documents as may be reasonably necessary or appropriate to effect the conveyance, transfer and assignment of the Purchased Assets, including, without limitation, any transfer tax documentation required in connection with the transfer of the Purchased Assets.

Section 10.4                             Prorations.

(a)                                 Seller and Purchaser agree to adjust, as of 11:59 p.m. Central Time on the day immediately preceding the Closing Date (the “Proration Time”), the following (collectively, the “Proration Items”):

(i)                                     Amounts payable under the Assigned Agreements.

(b)                                 There shall not be any apportionments or adjustments between Seller and Purchaser with respect to income and expenses for the Properties.  Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time.  From and after the Closing Date, Seller, as tenant under the Seller Lease Agreements, and Purchaser, as landlord under each Seller Lease Agreements, shall each pay and discharge any and all expenses of the Properties to the extent provided in the applicable Seller Lease Agreement.  The estimated closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser at least seven (7) Business Days prior to the Closing Date (the “Closing Statement”) which will show the net amount due either to Seller or to Purchaser as the result of the adjustments (if any) provided for herein, and such net due amount will be added to or subtracted from, as applicable, the Purchase Price to be paid to Seller at the Closing pursuant to Section 3.1 hereof.  Not less than one (1) Business Day prior to the Closing Date, the Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Escrow Agent for purposes of making the preliminary proration adjustment at the Closing subject to the final cash settlement provided for below.  The preliminary proration shall be paid at the Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing.  If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at the Closing on the basis of the best evidence then available; thereafter, when actual figures are received (not to exceed one year after the Closing), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser.  Re-prorations will be made for a period not to exceed one year after the Closing.  No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Purchaser.  Final readings and final billings for utilities for the Properties subject to proration will be made if possible as of the Closing Date, in which event no proration will be made at the Closing with respect to utility bills.  Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for any deposits with the utility providers for the Properties subject to proration.  The provisions of this Section 10.4(b) will survive the Closing for twelve (12) months and will not be deemed merged into the Deeds upon their recordation.

(c)                                  Notwithstanding the foregoing, to the extent any Proration Item is an item Seller is responsible for as tenant under the Seller Lease Agreements, such items shall not be provided at Closing.

Section 10.5                             Costs of the Title Company and Closing Costs.  Costs of the Title Company and Escrow Agent and other closing costs incurred in connection with the Closing will be allocated as follows:

(a)                                 Seller shall pay (i) Seller’s attorney’s fees and any fee owed to Seller’s Broker; (ii) one-half (1/2) of any escrow fees charged by the Escrow Agent; (iii) the cost of the Title Commitments; (iv) the premium for the Title Policies and the cost of any endorsements or premiums required in connection with Seller satisfying its obligations in Article V but excluding the costs of any other endorsements obtained by Purchaser, (v) all recording fees for the Deeds, SNDAs and the FMB Lease Memos, (vi) the cost of updating the Surveys and obtaining and updating any new surveys of the Properties prior to the Effective Date; (vii) any transfer taxes attributable to the Properties and the transactions contemplated by this Agreement charged by the state or county in which such Properties are situated; and (viii) any transfer taxes attributable to the Properties and the transactions contemplated by this Agreement charged by the city, municipality, village or town in which such Properties are situated, to the extent such transfer taxes would customarily be borne by a seller of real property in such jurisdiction.  Seller and Purchaser (as required) shall execute the returns or statements required in connection with the transfer taxes and shall deliver same to the Escrow Agent on the Closing Date. The first monthly installment of Base Rent (as defined in the Seller Lease Agreements) under each of the Seller Lease Agreements shall be paid by Seller (or at Seller’s election, credited against the Purchase Price) on the Closing Date.

(b)                                 Purchaser shall pay (i) all costs of any endorsements to the Title Policies that are desired by Purchaser; (ii) all premiums and other costs for any mortgagee policy of title insurance, if any, including but not limited to any endorsements or deletions; (iii) 100% of the recording fees for documentation to be recorded in connection with any loan obtained by the Purchaser in connection with the transaction contemplated by this Agreement; (iv) Purchaser’s attorneys’ fees; and (v) one-half (1/2) of any escrow fees charged by the Escrow Agent; and (vi) any transfer taxes attributable to the Properties charged by the city, municipality, village or town in which such Property is situated, to the extent such transfer taxes would customarily be borne by a purchaser of real property in such jurisdiction.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, due to the length and complexity of the transaction contemplated by this Agreement, at Closing, Purchaser shall reimburse Seller the amount of $1,300,000.00 to cover certain transaction expenses and closing costs of Seller, including, but not limited to, Seller’s attorney’s fees and fees owed to Seller’s Broker.

(d)                                 Any other costs and expenses incurred in connection with the Closing that are not provided for in this Section 10.5 shall be allocated between Purchaser and Seller in accordance with the custom then prevailing in the commercial real estate markets where the Properties are located.

ARTICLE XI

CONDEMNATION AND CASUALTY

Section 11.1                             In General.  If, prior to the Closing Date, a Property is destroyed or damaged by fire or other casualty or Seller receives notice of condemnation or sale in lieu of condemnation of a Property, Seller will promptly notify Purchaser in writing of that event and will provide Purchaser with details of the extent of the damage or condemnation, which details shall include information as to Seller’s repair and restoration plans, if any.

Section 11.2                             Minor Loss.  Purchaser shall be bound to purchase all of the Properties for the full Purchase Price as required by the terms of this Agreement without regard to the occurrence or effect of any damage to any Property or destruction of the Improvements thereon or condemnation of any portion of a Property, provided that a Significant Portion of a Property is not damaged, destroyed or condemned in whole or part.  Subject to Section 11.3, Seller will be obligated to repair or restore or cause the repair or restoration of such damaged, destroyed or condemned Property to substantially its condition prior to the damage, destruction or condemnation at Seller’s sole cost and expense, and the parties shall proceed to the Closing without adjournment.  After Closing, Seller shall have a right of access to such damaged, destroyed or condemned Properties for purposes of fulfilling Seller’s repair obligations hereunder.  The terms of this Section 11.2 shall survive the Closing.

Section 11.3                             Major Loss.  If a Significant Portion of any Property is damaged, destroyed or condemned prior to the Closing, then, within 20 days after the occurrence of the damage, destruction or condemnation, or by the Closing if less than 20 days remain to the Closing after the occurrence of the damage, destruction or condemnation, Seller will give written notice to Purchaser of Seller’s election to either (a) remove the Property of which a Significant Portion is damaged or destroyed or condemned from the Purchased Assets and Schedule 2.1(a), and reduce the Purchase Price by the amount of the Purchase Price allocated to such Property pursuant to Schedule 3.1, or (b) agree to repair or restore the Property, in which case the parties shall proceed to the Closing with respect to the affected Property without adjournment and without any reduction of or credit against the Purchase Price allocable to such Property, and Seller will be obligated to repair or restore or cause the repair or restoration of such damaged, destroyed or condemned Property to substantially its condition prior to the damage, destruction or condemnation at Seller’s sole cost and expense.  Seller shall have a right of access to such damaged, destroyed or condemned Properties for purposes of fulfilling Seller’s repair obligations hereunder, which right shall survive the Closing.

Section 11.4                             Additional Matters.  With respect to any Property that Purchaser will acquire subject to the benefits of Section 11.2:

(a)                                 Restoration Plans.  Seller will obtain Purchaser’s approval, which will not be unreasonably withheld, conditioned or delayed, concerning any restoration, repair or re-construction plans for the Property.  Notwithstanding the foregoing, Seller will be permitted to incur or enter into an agreement to incur any amount necessary to effect emergency or necessary repairs related to preservation of the Property or health and safety matters or which are required by the terms of any reciprocal easement agreement or other operating easement agreement, loan document or other agreement to which Seller is a party.

(b)                                 Settlement of Claims.  Seller will keep Purchaser informed of any negotiations regarding the settlement of any claim for insurance and condemnation proceeds.  Seller will provide to Purchaser copies of any correspondence relating to any such claims and will advise Purchaser of all material developments concerning such claims.

ARTICLE XII
CONFIDENTIALITY

Section 12.1                             Confidentiality.  Purchaser acknowledges and agrees that all information obtained by Purchaser in connection with the Purchased Assets will be subject to the Confidentiality and Access Agreement.  This obligation will survive Closing for a period ending on the date that is 24 months after the Closing notwithstanding anything in the Confidentiality and Access Agreement to the contrary.

ARTICLE XIII
REMEDIES

Section 13.1                             Default by Seller.  In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedy, elect by notice to Seller within 30 days following the Scheduled Closing Date, either of the following: (a) to terminate this Agreement, in which event Purchaser will receive from the Escrow Agent the Earnest Money Deposit, together with all interest accrued thereon, and Seller shall reimburse Purchaser or its Qualified Assignees for Purchaser’s Pursuit Costs incurred in connection in an amount not to exceed U.S. $2,500,000.00 upon receipt of substantiating documentation of such expenses reasonably satisfactory to Seller whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) to seek to enforce specific performance of Seller’s obligations, and if Purchaser prevails on such specific performance action, Seller shall reimburse Purchaser for all reasonable attorneys’ fees, court costs and all other reasonable costs of such action.  Except as set forth above, Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder.  Purchaser shall be deemed to have elected to terminate this Agreement and receive back the

Earnest Money Deposit if Purchaser fails to file suit for specific performance against Seller in a court of competent jurisdiction on or before 90 days following the Scheduled Closing Date. Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages that Purchaser may suffer if Closing fails to occur due to the default of Seller.  Accordingly, Purchaser and Seller hereby agree that (x) payment to Purchaser of the amount set forth above is a reasonable estimate of the total net detriment Purchaser would suffer if Seller defaults with respect to Closing, and (y) such amount will be the full, agreed and liquidated damages for Seller’s default and failure to complete the transaction, and will be Purchaser’s sole and exclusive remedy (whether at law or in equity) for any default of Seller resulting in the failure of consummation of Closing.  The payment of any such amounts as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Purchaser. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in pursuing remedies of a breach by Seller of any of the Termination Surviving Obligations.

Section 13.2                             Default by Purchaser.  In the event the Closing and the consummation of the transactions contemplated herein with respect to such Closing do not occur as provided herein by reason of any default of Purchaser or any Qualified Assignees, Seller may elect by delivering written notice to Purchaser to terminate this Agreement in which case the Earnest Money Deposit and all interest earned thereon shall be released and paid by the Escrow Agent to Seller, and the Purchaser and Qualified Assignee shall have no further rights or obligations under this Agreement except for the Termination Surviving Obligations.  Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages that Seller may suffer if Closing fails to occur due to the default of any one or more of the Purchaser or the Qualified Assignees.  Accordingly, Purchaser and Seller hereby agree that (x) payment to Seller of the Earnest Money Deposit as provided above is a reasonable estimate of the total net detriment Seller would suffer if any one or more of Purchaser or the Qualified Assignees defaults with respect to Closing, and (y) such amount will be the full, agreed and liquidated damages for Purchaser’s or such Qualified Assignee’s default and failure to complete the purchase of the Properties, and will be Seller’s sole and exclusive remedy (whether at law or in equity) for any default of Purchaser or a Qualified Assignee resulting in the failure of consummation of Closing.  The payment of any such amounts as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. Notwithstanding the foregoing, nothing contained herein will limit Seller’s remedies at law, in equity or as herein provided in the event of a breach by Purchaser or any Qualified Assignee of any of the Termination Surviving Obligations.

ARTICLE XIV
NOTICES

Section 14.1                             Notices.

(a)                                 All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered personally, by any nationally recognized overnight delivery service with proof of delivery, or by facsimile transmission (provided that a copy of such notice or communication is delivered by another permitted method and such facsimile is confirmed by the recipient), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to Purchaser:	Oak Street Real Estate Capital, LLC 125 S. Wacker Drive, Suite 1220 Chicago, Illinois 60606 Attention: James Hennessey Phone: 312-448-7832 Fax: E-Mail: Hennessey@oakstreetrec.com

with a copy to:	Greenberg Traurig, LLP 77 West Wacker Drive, Suite 3100 Chicago, IL 60601 Attn: Andrew T. White, Esq. Phone: 312-476-5131 Fax: 312-899-0412 E-Mail: whitea@gtlaw.com

If to Seller:

First Midwest Bank
One Pierce Place, Suite 1500
Itasca, IL 60143
Attn:                   Nicholas J. Chulos, Executive Vice President, Corporate Secretary and Chief Legal Officer
Phone:         (630) 875-7345
Fax:                      (630) 647-7038
E-Mail: Nick.Chulos@firstmidwest.com

with a copy to:	Jones Day 77 West Wacker Drive, Suite 3500 Chicago, IL 60601 Attn: Brian L. Sedlak, Esq. Phone: 312-269-4334 Fax: 312-782-3939 E-Mail: brianlsedlak@jonesday.com

If to Escrow Agent or Title Company:	Chicago Title Insurance Company 10 S. LaSalle Street, Suite 3100 Chicago, IL 60603 Attn: Cindy Malone Phone: 312-223-3360 Fax: 312-223-5791

Notices given by (i) personal delivery shall be deemed delivered when actually received, (ii) overnight delivery service as aforesaid shall be deemed delivered and effective on the first Business Day following such dispatch during business hours and (iii) facsimile transmission as aforesaid shall be deemed delivered at the time and on the date of machine transmittal provided same is sent and confirmation of receipt is received by the sender prior to 5:00 p.m. Central Time on a Business Day (if sent later, then notice shall be deemed delivered on the next Business Day).  Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

ARTICLE XV
ASSIGNMENT AND BINDING EFFECT

Section 15.1                             Assignment; Binding Effect.  Purchaser shall have the right at any time on or after the Effective Date and without Seller’s consent to partially assign this Agreement to any one or more applicable Qualified Assignees pursuant to an assignment agreement in substantially the form attached hereto as Exhibit E, and any such Qualified Assignee may further assign this Agreement to any other Qualified Assignee at the Closing pursuant to an assignment agreement in a form reasonably approved by Seller.  Purchaser must obtain the written consent of Seller for any other assignment of this Agreement, which consent may be withheld or conditioned in Seller’s sole discretion.  Any assignment not made in accordance with this Section 15.1 will be, at the election of Seller, null and void.  No assignment described in this Section 15.1 shall release Purchaser from any liability under this Agreement.

ARTICLE XVI
BROKERAGE

Section 16.1                             Brokers.  Seller agrees to pay to Jones Lang LaSalle (the “Seller’s Broker”) a brokerage commission pursuant to a separate agreement between Seller and Seller’s Broker.  Purchaser and Seller represent that they have not dealt with any brokers, finders or salesmen in connection with this transaction other than the Seller’s Broker, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party.  The provisions of this Article XVI will survive the Closing or termination of this Agreement.

ARTICLE XVII
ESCROW AGENT

Section 17.1                             Escrow.

(a)                                 Escrow Agent will hold the Earnest Money Deposit in escrow in an interest-bearing account of the type generally used by Escrow Agent for the holding of escrow funds until the earlier of (i) the Closing of the purchase and sale of all of the Properties, or (ii) the termination of this Agreement with respect to all of the remaining Properties in accordance with any right hereunder.  In the event this Agreement is terminated with respect to all of the remaining Properties pursuant to an express right of termination established in this

Agreement, the Earnest Money Deposit and all interest accrued thereon will be returned by the Escrow Agent to the party entitled to the Earnest Money Deposit pursuant to the terms of this Agreement.  Upon the Closing of the purchase and sale of a Property, the applicable portion of the Earnest Money Deposit as provided in Section 3.3 and all interest accrued thereon will be released and paid to Seller, and Purchaser shall receive a credit at such Closing against the Purchase Price of the Property or Properties subject to such Closing in the amount of the applicable portion of the Earnest Money Deposit as provided in Section 3.3, plus the interest that has accrued thereon.  In all other instances, Escrow Agent shall not release the Earnest Money Deposit to either party until Escrow Agent has been requested by Seller or Purchaser to release the Earnest Money Deposit and has given the other party three (3) Business Days to dispute, or consent to, the release of the Earnest Money Deposit.  Purchaser represents that its tax identification number, for purposes of reporting the interest earnings, is 45-3752628.  In the event of any assignment of this Agreement to a Qualified Assignee that provides for all or any part of the Earnest Money Deposit, Purchaser will provide to Seller the tax identification number for such Qualified Assignee.  Seller represents that its tax identification number, for purposes of reporting the interest earnings, is 36-1495255.

(b)                                 Escrow Agent shall not be liable to any party for any act or omission, except for bad faith, gross negligence or willful misconduct, and the parties agree to indemnify Escrow Agent and hold Escrow Agent harmless from any and all claims, damages, losses or expenses arising in connection herewith.  The parties acknowledge and agree that Escrow Agent is acting solely as stakeholder for their mutual convenience.  In the event Escrow Agent receives written notice of a dispute between the parties with respect to the Earnest Money Deposit and the interest earned thereon (the “Escrowed Funds”), Escrow Agent shall not be bound to release and deliver the Escrowed Funds to either party but may either (i) continue to hold the Escrowed Funds until otherwise directed in a writing signed by all parties hereto or (ii) deposit the Escrowed Funds with the clerk of any court of competent jurisdiction.  Upon such deposit, Escrow Agent will be released from all duties and responsibilities hereunder.  Escrow Agent shall have the right to consult with separate counsel of its own choosing (if it deems such consultation advisable) and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

(c)                                  Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it with respect to the Escrowed Funds, the Purchased Assets or the subject matter of this Agreement unless requested to do so by Purchaser or Seller and is indemnified to its satisfaction against the cost and expense of such defense.  Escrow Agent shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectibility of any check delivered in connection with this Agreement.  Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper parties.

ARTICLE XVIII
LEASEBACK OF THE PROPERTIES AND SUBDIVISION OF PROPERTIES

Section 18.1                             Properties.  On the Closing Date, simultaneously with the consummation of the transactions contemplated in this Agreement and as a condition to Purchaser’s payment of the Purchase Price, Purchaser shall lease to Seller and Seller shall lease from Purchaser the Properties, in accordance with this Section 18.1.  Each Sub-Portfolio I Property shall be leased pursuant to a lease substantively in the form as the Fourteen-Year Lease.  Each Sub-Portfolio II Property shall be leased pursuant to a lease substantively in the form as the Eleven-Year Lease.

Section 18.2                             McHenry Main.  Purchaser and Seller acknowledge and agree that, as of the Effective Date, a portion of property owned by Seller that is part of the parcels that comprise McHenry Main Property as shown on Exhibit L (the “McHenry Stub Property”) is intended to be conveyed to Purchaser as part of the McHenry Carey Property but that the McHenry Stub Property is not a separate parcel.  As such, Purchaser and Seller agree to cooperate in good faith and to use commercially reasonable efforts to cause such parcel to be subject to a plat act transfer, whereby the McHenry Stub Property can be conveyed to Purchaser by Seller as part of the McHenry Carey Property but that the remainder of the McHenry Main Property shall remain owned by Seller.  In addition, to facilitate access for users, employees, customers and guests of the McHenry Main Property and the McHenry Carey Property, Purchaser acknowledges and agrees that the Seller shall on or before Closing, have the right to record a declaration substantially in the form attached hereto as Exhibit K, which shall be a Permitted Encumbrance.

Section 18.3                             Site-Specific Provisions.  Notwithstanding anything to the contrary contained in Section 18.1, the Seller Lease Agreements shall be modified for certain specific certain specific Properties identified on Schedule 18.3 with the provisions set forth on Schedule 18.3.

ARTICLE XIX
MISCELLANEOUS

Section 19.1                             Waivers.  No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein.  No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

Section 19.2                             TIME OF THE ESSENCE.  TIME IS OF THE ESSENCE WITH RESPECT TO ALL TIME PERIODS AND DATES FOR PERFORMANCE SET FORTH IN THIS AGREEMENT.

Section 19.3                             Construction.  Headings at the beginning of each Article and Section are solely for the convenience of the parties and are not a part of this Agreement.  Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa.  This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement.  In this Agreement, the words “include”, “includes” or “including” mean “include without limitation”, “includes without limitation” and “including without limitation”, respectively, and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

Section 19.4                             Counterparts; PDF.  This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original.  All such fully executed original counterparts will collectively constitute a single agreement.  Facsimile or portable document format (PDF) copies of this Agreement shall have the same force and effect as an original.

Section 19.5                             Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 19.6                             Entire Agreement.  This Agreement and the Confidentiality and Access Agreement represent the final expression of, and contain the entire agreement between, the parties with respect to the subject matter hereof and thereof, and supersede all prior understandings between the parties hereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

Section 19.7                             GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.  ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY PURCHASER OR SELLER IN THE STATE COURTS OF THE STATE OF ILLINOIS IN DUPAGE COUNTY OR IN UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE THEREIN.

Section 19.8                             No Recording.  The parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded and any recording of this

Agreement or any such affidavit or memorandum by Purchaser will be deemed a default by Purchaser hereunder, but Purchaser may file a lis pendens in connection with any proceeding against Seller seeking specific performance of Seller’s obligations; provided, however, the parties acknowledge and agree that the FMB Lease Memos and SNDAs may be recorded at Purchaser’s discretion.

Section 19.9                             Further Actions.  The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.  The parties will execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Properties and for carrying out the intentions or facilitating the consummation of the transactions contemplated by this Agreement.

Section 19.10                      No Partnership.  Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Purchased Assets to be conveyed as contemplated hereby.

Section 19.11                      Limitations on Benefits.  It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and the Seller Parties and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and the Seller Parties or their respective successors and assigns as permitted hereunder.  Except as set forth in this Section 19.11, nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Seller’s Broker) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

Section 19.12                      Days.  If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is not a Business Day, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first Business Day following such non-Business Day.  Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not Business Days.

Section 19.13                      WAIVER OF JURY TRIAL.  PURCHASER AND SELLER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

Section 19.14                      Drafts Not an Offer.  The parties hereto agree that the submission of any drafts of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Purchased Assets.  The parties shall be legally bound with respect to the purchase and sale of the Purchased Assets pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and each of Seller and Purchaser have fully executed and delivered to each other a counterpart of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement as of the Effective Date.

SELLER:

FIRST MIDWEST BANK, an Illinois chartered state bank

By:	/s/ MICHAEL L. SCUDDER
Name:	Michael L. Scudder
Title:	Chairman and Chief Executive Officer

PURCHASER:

OAK STREET REAL ESTATE CAPITAL, LLC, an Illinois limited liability company

By:	/s/ MARC ZAHR
Name:	Marc Zahr
Title:	Managing Director

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ BEATA LEWIS
Name:	Beata Lewis
Title:	Escrow Officer

SELLER’S BROKER:

JONES LANG LASALLE AMERICAS, INC.

By:	/s/ BRIAN SHANFELD
Name:	Brian Shanfeld
Title:	Executive Vice President

[Signature Page – FMB-OSREC Agreement of Sale and Purchase]

EXHIBIT A

Assignment

THIS ASSIGNMENT, made as of the     day of            , 2015, by FIRST MIDWEST BANK, an Illinois state-chartered bank (“Assignor”), to [               ], a [              ](“Assignee”).

W I T N E S S E T H:

WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of              , 2016 between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property described therein (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in intangible property, contracts, permits, trademarks, licenses and warranties held by Assignor listed on Schedule A in connection with the Property (collectively, the “Intangible Property”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Intangible Property.  Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor’s right, title and interest to any of the Intangible Property.

By executing this assignment, Assignee hereby accepts the assignment of and assumes Assignor’s obligations and liabilities set forth in the Purchase Agreement from and after the date hereof. This Assignment shall be governed by the laws of the State of [                ], applicable to agreements made and to be performed entirely within said State.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:	ASSIGNEE:

FIRST MIDWEST BANK, an Illinois state-chartered bank	[ ], a [ ]

By:
Printed Name:
Title:

SCHEDULE A

to

Assignment

None.

EXHIBIT B

Bill of Sale

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, First Midwest Bank, an Illinois state-chartered bank, having an address of 1 Pierce Place, Suite 1500, Itasca, Illinois, 60143 (“Seller”), hereby bargains, sells, conveys and transfers to [              ] (“Purchaser”), a [               ]all of Seller’s right, title and interest in and to those certain items of personal property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of [              ], as more particularly described on Schedule A attached hereto and made a part hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects.  Purchaser accepts the Personal Property on an “as is, where is” basis.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this     day of        , 2016.

SELLER:

FIRST MIDWEST BANK

By:

Name:

Title:

SCHEDULE A

to

Bill of Sale

EXHIBIT C

Special Warranty Deed

PREPARED BY:

Jones Day

77 West Wacker Drive

Chicago, Illinois, 60601

Attention: Brian L. Sedlak, Esq.

RECORDING REQUESTED BY, AND

WHEN RECORDED, RETURN TO:

(Space above this line for Recorder’s use)

SPECIAL WARRANTY DEED

THIS AGREEMENT is made this    day of       , 2016, between FIRST MIDWEST BANK, an Illinois state-chartered bank (“Grantor”), and [                 ], a [              ] (“Grantee”).

Witnesseth, that Grantor, for and in consideration of the sum of $10.00 Dollars and other good and valuable consideration in hand paid by the Grantee, the receipt whereof is hereby acknowledged, and pursuant to the power and authority vested in Grantor, by these presents does REMISE, RELEASE, ALIEN AND CONVEY unto the Grantee, and to its successors and assigns, FOREVER, all the following described real estate, situated in the City of [          ], County of [         ]and State of [         ] known and described as follows, to wit:

See Exhibit A attached hereto.

Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the above described premises, with the hereditaments and appurtenances: TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto the Grantee, its successors and assigns forever.

And the Grantor, for itself, and its successors, does covenant, promise and agree, to and with the Grantee, its successors and assigns, that it has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that it WILL WARRANT AND DEFEND the said premises, against all persons lawfully claiming, or to claim the same, by, through or under it, subject to the matters set forth on Exhibit B attached hereto.

BY ACCEPTANCE OF THIS SPECIAL WARRANTY DEED, GRANTEE ACKNOWLEDGES THAT IT HAS INSPECTED THE PROPERTY AND HAS SATISFIED ITSELF TO THE CONDITION OF SAME AND THAT IT ACCEPTS THE PROPERTY “AS IS” AND WITH ALL FAULTS, WITHOUT REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THAT CERTAIN AGREEMENT OF SALE AND PURCHASE DATED AS OF [SEPTEMBER    ], 2016 BETWEEN GRANTOR AND GRANTEE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

[Signature page follows]

IN WITNESS WHEREOF, Grantor has duly executed this Special Warranty Deed as of the day and year first above written.

FIRST MIDWEST BANK.,
an Illinois state-chartered bank

By:
Name:
Title:

Forward future
tax bills to:

[ ]
[ ]

STATE OF	)
) SS
COUNTY OF	)

I,                                                 , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT                                        , personally known to me to be the                                                  of FIRST MIDWEST BANK, an Illinois state-chartered bank, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such he signed and delivered the said instrument pursuant to proper authority given said corporation, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this             day of            , 2016.

Notary Public

[SEAL]

My commission expires:

EXHIBIT A TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION

EXHIBIT B TO SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

1.

EXHIBIT D

Certificate as to Foreign Status

CERTIFICATE OF NON-FOREIGN STATUS OF ENTITY SELLER

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor (seller) of the property and not the disregarded entity.

To inform [OAK STREET REAL ESTATE CAPITAL, LLC] (the “Buyer”) that withholding of tax is not required upon the disposition of a U.S. real property interest by First Midwest Bank (the “Seller”), the undersigned hereby certifies the following on behalf of the Seller:

1.                                      Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations);

2.                                      Seller’s U.S. employer identification number is:                       ;

3.                                      Seller’s office address is:                                         ; and

4.                                      Seller is not a disregarded entity, as such term is defined in Section 1.1445-2(b)(2)(iii) of the Treasury Regulations.

The Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury I declare that I have examined this certification and that to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of the Seller.

Dated: , 2015	FIRST MIDWEST BANK

By:
Title:

EXHIBIT E

Form of Purchaser’s Assignment to Qualified Assignee

PARTIAL ASSIGNMENT OF

AGREEMENT OF SALE AND PURCHASE

This Partial Assignment of Agreement of Sale and Purchase (this “Assignment”), dated as of September   , 2016, is being executed and delivered by and among, OAK STREET REAL ESTATE CAPITAL, LLC, an Illinois limited liability company (“Original Buyer”) FMB PORTFOLIO A OWNER, LLC, a Delaware limited liability company (the “Portfolio A Buyer”), FMB PORTFOLIO BD OWNER, LLC, a Delaware limited liability company (the “Portfolio BD Buyer”), and FMB PORTFOLIO C OWNER, LLC, a Delaware limited liability company (the “Portfolio C Buyer”, together with Portfolio A Buyer and Portfolio BD Buyer, each, a “New Buyer”, together with Original Buyer, collectively, “Buyer”).

WHEREAS, FIRST MIDWEST BANK, an Illinois state chartered bank (the “Seller”) and Original Buyer have entered into that certain Agreement of Sale and Purchase, dated September     , 2016, concerning the purchase and sale of certain real property and related assets more particularly described therein (the “Purchase Agreement”);

WHEREAS, Original Buyer desires to partially assign the Purchase Agreement to each New Buyer as set forth herein;

WHEREAS, each New Buyer is a Qualified Assignee under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Buyer and each New Buyer agree as follows:

1.             Capitalized Terms.  Initially capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

2.             Assignment.          Pursuant to and in accordance with Section 15.1 of the Purchase Agreement, Original Buyer hereby assigns (A) the right to acquire the Properties listed on Schedule A and the Purchased Assets related thereto which would otherwise be transferred to Original Buyer at Closing and the corresponding rights of Original Buyer to Portfolio A Buyer, (B) the right to acquire the Properties listed on Schedule B and the Purchased Assets related thereto which would otherwise be transferred to Original Buyer at Closing and the corresponding rights of Original Buyer to Portfolio BD Buyer, and (C) the right to acquire the Properties listed on Schedule C and the Purchased Assets related thereto which would otherwise be transferred to Original Buyer at Closing and the corresponding rights of Original Buyer to Portfolio C Buyer.  Each New Buyer shall be bound by all of the terms and conditions set forth in Purchase Agreement and any of documents related thereto to which it becomes a party and agrees that it shall, in accordance with Section 10.2 of the Purchase Agreement, deliver all Purchaser Closing Documents related to the Properties and Purchased Assets which it has a right to acquire hereunder.  Nothing in this Agreement shall relieve Original Buyer of any of its obligations under the Purchase Agreement except with respect to the delivery of the Purchaser Closing Documents for which the New Buyers are responsible pursuant to the immediately preceding sentence.

3.             Recitals. The above recitals are incorporated herein and made a part hereof.

4.             Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument, and shall be effective upon execution and delivery of one or more of such counterparts by each of the Parties. Electronic signatures (e-mail) shall be deemed originals for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Partial Assignment of Agreement of Sale and Purchase to be effective as of the date first set forth above.

ORIGINAL BUYER:

OAK STREET REAL ESTATE CAPITAL, LLC,
an Illinois limited liability company

By:
Name:
Its:

NEW BUYERS:

FMB PORTFOLIO A OWNER, LLC	FMB PORTFOLIO BD OWNER, LLC
a Delaware limited liability company	a Delaware limited liability company

By:	By:
Name:	Name:
Its:	Its:

FMB PORTFOLIO C OWNER, LLC
a Delaware limited liability company

By:
Name:
Its:

SCHEDULE A

1	11210 W. Lincoln Hwy.	Mokena	Illinois
2	12600 S. Harlem Ave.	Palos Heights	Illinois
3	1425 DeKalb Ave.	Sycamore	Illinois
4	16051 Weber Rd.	Crest Hill	Illinois
5	2601 W. Schaumburg	Schaumburg	Illinois
6	4502 Crystal Lake Rd.	McHenry	Illinois
7	6011 W. 95th St.	Oak Lawn	Illinois
8	820 Joliet St.	Dyer	Indiana
9	9800 Wicker Ave.	St. John	Indiana

SCHEDULE B

1	100 N. Gilbert St.	Danville	Illinois
2	1030 Dixie Hwy.	Chicago Heights	Illinois
3	10322 Indianapolis Blvd.	Highland	Indiana
4	10858 Pike St.	Crown Point	Indiana
5	11200 W. 143rd St.	Orland Park	Illinois
6	1201 Golf Rd.	Waukegan	Illinois
7	12015 S. Western	Blue Island	Illinois
8	130 W. Lincoln Hwy.	Dekalb	Illinois
9	1301 N. Larkin	Joliet	Illinois
10	1308 N. Richmond Rd.	McHenry	Illinois
11	1500 Allanson Rd.	Mundelein	Illinois
12	170 N. State Route 31	Crystal Lake	Illinois
13	18120 S. Torrence Ave.	Lansing	Illinois
14	18600 S. Dixie Hwy.	Homewood	Illinois
15	1975 W. Ridge Rd.	Gary	Indiana
16	200 W. Corning Ave.	Peotone	Illinois
17	220 W. Main St.	Morris	Illinois
18	2222 41st St.	Moline	Illinois
19	224 N. Main St.	Seneca	Illinois
20	302 E. Main St.	Galesburg	Illinois
21	321 E. Church St	Sandwich	Illinois
22	3303 S. Sheridan Rd.	Zion	Illinois
23	3805 N. Johnsburg Rd.	McHenry	Illinois
24	4000 Northpoint Blvd.	Waukegan	Illinois
25	4101 W. 183rd St.	Country Club Hills	Illinois
26	411 N. Seymour Ave.	Mundelein	Illinois
27	601 Pearson Dr.	Genoa	Illinois
28	6611 Kennedy Ave.	Hammond	Indiana
29	7181 W. Irving Pk.	Chicago	Illinois

30	725 Waukegan Rd.	Deerfield	Illinois
31	7645 W. St. Francis Rd.	Frankfort	Illinois

SCHEDULE C

1	1011 14th St.	North Chicago	Illinois
2	1290 Steger Rd.	Crete	Illinois
3	1415 W. Jefferson	Joliet	Illinois
4	16700 S. 80th Ave.	Tinley Park	Illinois
5	2 Main St.	Park Forest	Illinois
6	24509 W. Lockport St.	Plainfield	Illinois
7	2801 W. Jefferson St.	Joliet	Illinois
8	324 E. Main St.	Knoxville	Illinois
9	4150 Kennedy Dr.	East Moline	Illinois
10	444 Bedford Rd.	Morris	Illinois
11	718 Ridge Rd. & 750 Ridge Rd.	Munster	Indiana
12	800 S. State St.	Lockport	Illinois
13	812 W. Springfield	Champaign	Illinois
14	915 W. Glen Park Ave.	Griffith	Indiana

EXHIBIT F-1

Form of Fourteen-Year Lease

Please see attached.

EXHIBIT F-2

Form of Eleven-Year Lease

Please see attached.

EXHIBIT G

Owner’s Affidavit

CHICAGO TITLE INSURANCE COMPANY

STATEMENT REQUIRED FOR THE ISSUANCE OF ALTA OWNERS AND LOAN POLICIES

Commitment No. [ ]	Loan No.

Date

To the best knowledge and belief of the undersigned, the following is hereby certified with respect to the land described in the above commitment.

1.                                      That, except as noted at the end of this paragraph, within the last six (6) months (a) no labor, service or materials have been furnished to improve the land, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the land; (b) nor have any goods, chattels, machinery, apparatus or equipment been attached to the building(s) thereon, as fixtures; (c) nor have any contracts been let for the furnishing of labor, service, materials, machinery, apparatus or equipment which are to be completed subsequent to the date hereof; (d) nor have any notices of lien been received, except the following, if any:

2.                                      There are no revolving credit mortgages, line of credit mortgages, home equity loan mortgages, or other voluntary liens or mortgages affecting title, except the following, if any:

3.                                      That all management fees, if any, are fully paid, except the following:

4.                                      There are no unrecorded security agreements, leases, financing statements, chattel mortgages or conditional sales agreements in respect to any appliances, equipment or chattels that have or are to become attached to the land or any improvements thereon as fixtures, except the following, if any:

5.                                      That there are no unrecorded contracts or options to purchase the land, except the following, if any:

6.                                      That there are no unrecorded easements or other servitudes to which the land or building, or portions thereof, are subject, except the following, if any:

7.                                      Except for those matters reflected on that certain survey described in the applicable Title Commitment (the “Survey”), since the date of each Survey there has not been any construction or commencement of construction on the applicable Property of any new structures, or additions or extensions thereto, or other external improvements, whether to existing structures or not.

8.                                      That, in the event the undersigned is a mortgagor in a mortgage to be insured under a loan policy to be issued pursuant to the above commitment, the mortgage and the principal obligations it secures are good and valid and free from all defenses; that any person purchasing the mortgage and the obligations it secures, or otherwise acquiring any interest therein, may do so in reliance upon the truth of the matters herein recited; and that this certification is made for the purpose of better enabling the holder or holders, from time to time, of the above mortgage and obligations to sell, pledge or otherwise dispose of the same freely at any time, and to insure the purchasers or pledgees thereof against any defenses thereto by the mortgagor or the mortgagor’s heirs, personal representative or assigns.

The undersigned makes the above statement for the purpose of inducing Chicago Title Insurance Company to issue its owners or loan policy pursuant to the above commitment.

Owner

Print Name

Subscribed and sworn to before me this day of , 20 ,

EXHIBIT H

Form of Seller Lease Agreement Memo

PREPARED BY:

Jones Day
77 West Wacker Drive
Chicago, Illinois, 60601
Attention: Brian L. Sedlak, Esq.

RECORDING REQUESTED BY, AND
WHEN RECORDED, RETURN TO:

(Space above this line for Recorder’s use)

MEMORANDUM OF LEASE AGREEMENT

THIS MEMORANDUM OF LEASE AGREEMENT (THIS “INSTRUMENT”), DATED AS OF THE [    ] DAY OF [             ], 20      BY AND BETWEEN                                                                                , a                                   (THE “LANDLORD”) AND                           , a                               (THE “TENANT”);

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement, dated [           ], 20     (the “Lease”) covering that certain tract or parcel of real property and improvements thereon more particularly described on Exhibit A attached hereto and by this reference made a part hereof (the “Leased Property”);

WHEREAS, Landlord and Tenant desire to execute, deliver and record this Instrument to provide constructive notice of the existence of the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

(a)                                 Leased Property.  Subject to the terms and conditions of the Lease, all of which terms and conditions are incorporated herein by reference, Landlord has leased and by these presents does hereby lease to Tenant, and Tenant has leased, and by these presents does hereby lease from Landlord, the Leased Property.

(b)                                 Initial Term.  The initial tern of the Lease commenced on [         ], 20     (the “Commencement Date”) and expires at midnight on [              ], 20     (the “Expiration Date”).

(c)                                  [Renewal Terms.  Under the terms of the Lease, Tenant is granted options to renew the term of the Lease following the expiration of the initial term for [        ] additional renewal terms of [                    ] years each.]

(d)                                 Incorporation of Lease.  The provisions set forth in the Lease are hereby incorporated into this Instrument as if set out in full herein.  Nothing contained herein is intended to or does change or modify any of the terms or provisions of the Lease, or the rights, duties, obligations, conditions and agreements created thereby, all of which remain in full force and effect.  In the event any conflict or inconsistency between the terms of this Instrument and the terms of the Lease, the terms of the Lease, as applicable, shall govern and control for all purposes.

(f)                                   Miscellaneous.  This Instrument shall be deemed to be a contract entered into pursuant to the laws of the State where the Leased Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Leased Property is located.  This Instrument may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Instrument under seal as of the day and year first above set forth.

LANDLORD:

,
a

By:
Name:
Title:

TENANT:

,
a

By:
Name:
Title:

Exhibit A to Memorandum of Lease

[Insert Legal]

PIN:

Property Address:

EXHIBIT I

[INTENTIONALLY DELETED]

EXHIBIT J

Form of Estoppel

FORM ESTOPPEL CERTIFICATE

ESTOPPEL AGREEMENT
(Only)

Tenant’s Trade Name: First Midwest Bank

This ESTOPPEL AGREEMENT (“Agreement”) is made as of the date set forth below, by First Midwest Bank, an Illinois state-chartered bank (“Tenant”), based upon the following facts and understandings of Tenant:

RECITALS

A.                                                                                                 , a                                                 (“Owner”) is or is about to become the owner of the land and improvements commonly known as                                          (the “Property”).

B.                                    Tenant is the owner of the tenant’s interest in that lease dated                               , which has been amended by instrument(s) dated                           and which was originally executed by                                                              , as landlord, and by First Midwest Bank, as tenant.  (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the “Lease”.)  Attached hereto as Exhibit A is a true, complete and accurate copy of the Lease.

C.                                    Owner, as borrower or as co-borrower with one or more other co-borrower(s), has applied to                                             (together with its successors and assigns, “Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”).

D.                                    As a condition to making the Loan, Lender has required that Tenant furnish certain assurances to, and make certain agreements with, Lender, as set forth below.

THEREFORE, as a material inducement to Lender to make the Loan, Tenant warrants and represents to, and agrees with, Lender as follows:

1.                                      ESTOPPEL.  TENANT WARRANTS AND REPRESENTS TO LENDER, AS OF THE DATE HEREOF, THAT:

1.1                               Lease Effective.  The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B. There are no other promises, agreements, understandings or commitments between Owner and Tenant relating to the Property, and Tenant has not given Owner any notice of termination under the Lease, except as set forth in Exhibit A.

1.2                               No Default.  To Tenant’s actual knowledge:  (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

1.3                               Entire Agreement.  The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

1.4                               No Sublet.  Except as set forth on Exhibit A, there is presently no subletting of the Property, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party.

1.5                               Minimum Rent.  The current annual minimum base rent under the Lease is $                   , subject to any escalation, percentage rent and/or common area maintenance charges provided in the Lease, and such rent is current as of the date hereof.

1.6                               Rental Payment Commencement Date.  The rent stated in Section 1.5 above will begin or began on                            .

1.7                               Rentable Area.  The rentable area of the leased premises is                              square feet.

1.8                               Commencement Date.  The term of the Lease commenced or will commence on                                    .

1.9                               Expiration Date.  The term of the Lease will expire on                                     (unless sooner terminated in accordance with the Lease).

1.10                        Options to Renew or Extend.  Tenant has no option to renew or extend the lease term, except as follows:                                     (if none, write “None”).

1.11                        No Commission.  To the best of Tenant’s knowledge and belief, there are no rental, lease or similar commissions payable with respect to the Lease.

1.12                        No Deposits or Prepaid Rent.  No deposits, including security deposits, or prepayments of rent have been made in connection with the Lease, except as follows:                                      (if none, write “None”).  None of the rent has been paid more than one (1) month in advance and Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease.

1.13                        No Other Assignment.  Tenant has received no notice, and does not have actual knowledge of, any other assignment of the landlord’s interest in the Lease.

1.14                        No Purchase Option or Preferential Right to Purchase.  Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows:                                       (if none, write “None”).

2

1.15                        Possession. Except for any sublease set forth in Exhibit A, Tenant is in full and complete possession of the Property and has accepted the Property, including any tenant improvements or other work of Owner performed thereon pursuant to the terms and provisions of the Lease, and the Property is in compliance with the Lease. There are no contributions, credits, free rent, rent abatements, deductions, concessions, rebates, unpaid or unreimbursed construction allowances, offsets or other sums due to Tenant from Owner under the Lease, except                                                                               .

1.16                        Open and Operating.  Except as permitted under the Lease, Tenant is open for business and in operation on the Property.

1.17                        Authority.  The undersigned representative of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant.

1.18                        Financial Condition; Bankruptcy.  Since the date of the Lease, there has been no material adverse change in the financial condition of the Tenant, and there are no voluntary actions or, to Tenant’s best knowledge, involuntary actions pending against Tenant under the bankruptcy laws of the United States or any state thereof.

2.                                      HEIRS, SUCCESSORS AND ASSIGNS.  THE COVENANTS HEREIN SHALL BE BINDING UPON, AND INURE TO THE BENEFIT OF, THE HEIRS, SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.  WHENEVER NECESSARY OR APPROPRIATE TO GIVE LOGICAL MEANING TO A PROVISION OF THIS AGREEMENT, THE TERM “OWNER” SHALL BE DEEMED TO MEAN THE THEN CURRENT OWNER OF THE PROPERTY AND THE LANDLORD’S INTEREST IN THE LEASE.

3.                                      NOTICE OF CHANGES.  TENANT ACKNOWLEDGES AND AGREES THAT OWNER AND LENDER SHALL BE ENTITLED TO RELY ON TENANT’S CERTIFICATIONS SET FORTH HEREIN.  TENANT HEREBY FURTHER AGREES FOR A PERIOD OF THIRTY (30) DAYS FROM THE DATE HEREOF TO NOTIFY OWNER AND LENDER IN WRITING OF ANY MATERIAL CHANGES IN THE TRUTH AND ACCURACY OF ANY OF THE CERTIFICATIONS CONTAINED HEREIN PROMPTLY UPON TENANT’S ACTUAL KNOWLEDGE OF EACH SUCH CHANGE.  FOR PURPOSES OF THIS SECTION, OWNER’S AND LENDER’S ADDRESS ARE AS FOLLOWS UNLESS OTHERWISE NOTIFIED BY OWNER AND LENDER:

Owner:	Lender:

[NAME OF LANDLORD
HERE:

Tel. No.:
Tel. No.:	Fax No.:
Fax No.:

3

4.                                      “ACTUAL KNOWLEDGE”.  AS USED HEREIN, THE TERM “TENANT’S ACTUAL KNOWLEDGE” OR ANY GRAMMATICAL VARIATION THEREOF SHALL MEAN AND REFER TO THE ACTUAL KNOWLEDGE OF THE UNDERSIGNED WITHOUT ANY DUTY TO INVESTIGATE WHATSOEVER.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS CERTIFICATE, IT IS ACKNOWLEDGED AND AGREED BY ANY PARTY RELYING ON THIS CERTIFICATE THAT THE UNDERSIGNED SHALL HAVE NO PERSONAL LIABILITY HEREUNDER.

[Signature Page to Follow]

4

IN WITNESS WHEREOF, Tenant has executed this instrument as of                                           , 2016

TENANT:

FIRST MIDWEST BANK,
an Illinois state-chartered bank

By:
Name:
Title:

5

Exhibit A

Lease and Amendments

1.

Termination Notices

1.

Subleases

1.

EXHIBIT K

Form of Declaration

WHEN RECORDED, RETURN TO:

Jones Day
77 West Wacker, Suite 3500
Chicago, Illinois 60601
Attention:  Brian L. Sedlak, Esq.

[SPACE ABOVE FOR RECORDER’S USE ONLY]

DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS

THIS DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS (this “Declaration”) is made this             day of                               , 2016, by FIRST MIDWEST BANK, an Illinois state-chartered bank (“Declarant”).

W I T N E S S E T H:

WHEREAS, Declarant owns that certain parcel of land and improvements located in the City of McHenry, County of McHenry, State of Illinois, commonly known as 3510 W. Elm Street, McHenry, IL, which property is legally described on Exhibit A-1 hereto and is shown on Exhibit B hereto as identified as “McHenry Main”; and

WHEREAS, Declarant also owns that certain parcel of land and improvements located in the City of McHenry, County of McHenry, State of Illinois, commonly known as 1308 N. Richmond Street, McHenry, IL, which parcel is legally described on Exhibit A-2 hereto and is shown on Exhibit B hereto as identified as “McHenry Carey”.  McHenry Main and McHenry Carey may be collectively referred to herein as the “Lots” or individually as a “Lot”; and

WHEREAS, certain real property located within McHenry Carey and McHenry Main, which parcel is legally described on Exhibit A-3 hereto and is shown on Exhibit B hereto Identified as the “Declaration Premises”, is referred to in this Declaration as the “Declaration Premises”; and

WHEREAS, Declarant desires to create a non-exclusive easement over a portion of McHenry Carey and McHenry Main, consisting of the Declaration Premises, and to apportion certain rights and obligations with respect thereto under the terms of this Declaration in connection with the future sale, lease or use of McHenry Main and McHenry Carey.

NOW, THEREFORE, it is declared, covenanted and granted as follows:

Article I
Easements

1.1                               Easements for Use of Declaration Premises.

(a)                                 Declarant hereby reserves to itself, and grants to each of the owners of McHenry Carey from time to time (the “McHenry Carey Owner”) and of McHenry Main (the “McHenry Main Owner” together with the McHenry Carey Owner, the “Lot Owners”, each a “Lot Owner”), the non-exclusive, perpetual, right, privilege and easement to use each portion of the sidewalks, walkways, drive aisles and parking areas constructed on the Declaration Premises, including pedestrian and vehicular access and parking; such easements to be for the non-exclusive use of its respective successors and assigns and their respective tenants, licensees and invitees, in common with such McHenry Carey Owner, its tenants, licensees, invitees, successors and assigns, for the following purposes:

(1)                                 To use the parking areas and access drives to provide parking and passage by motor vehicles, bicycles and pedestrians on the Declaration Premises and the adjoining public highways or private roads; and

(2)                                 To use the various sidewalks and walkways that may exist from time to time on the Declaration Premises to provide passage by pedestrians between McHenry Main and McHenry Carey and adjoining public or private sidewalks and walkways.

(b)                                 No obstruction shall be permitted by either Lot Owner, which would prevent utilization and access to the Declaration Premises either to or from the public or private roads abutting said areas or to or from McHenry Main or McHenry Carey. In no event shall Declarant or any subsequent Lot Owner cause or permit the modification or alteration of the Declaration Premises or otherwise take or permit action (including any modification to the improvements now or hereafter located on McHenry Main or McHenry Carey) which would prevent or alter the current utilization and access of the Declaration Premises without the prior consent of the other Lot Owner (which consent may be withheld in its sole discretion).

(c)                                  The Lot Owners agree that they shall only use the Declaration Premises for the purposes set forth in Section 1.1(a)(1) and 1.1(a)(2) herein and shall not grant any other easement, license or access to any third party that would impair the easement set forth herein.

(d)                                 The above easements may be temporarily impaired to the extent of construction activities on either of McHenry Main or McHenry Carey.  Each Lot Owner agrees to complete such construction activities as soon as possible and repair any damage to the easement areas caused thereby.

1.2                               Non-Dedication.  It is stipulated and agreed that the grants contained in this Article are not intended and shall not be construed as a dedication of any portion of McHenry Main or McHenry Carey for public use and the parties hereto shall take whatever steps may be necessary to avoid such dedication.

Article II
Maintenance &
Rights and Responsibilities of Lot Owners

2.1                               Maintenance.

(a)                                 Each Lot Owner agrees that it shall, without any expense to Declarant (unless Declarant owns the Lot in question), maintain or cause to be maintained all improvements on its Lot and any other Lots for which it is responsible to maintain pursuant to subsection (b) below in good order and condition and state of repair and in accordance with all applicable laws. Any such costs and expenses shall not be reimbursable by other Lot Owners, subject to the terms hereof.  Subject to the limitation set forth herein, each Lot Owner shall have the right to demolish improvements on its Lot other than the portion of the Lot that is part of the Declaration Premises.

(b)                                 Lot Owners shall, at their sole cost and expense, maintain all sidewalks, walkways, driveways and drive aisles on the Declaration Premises within their respective Lots for common use and cross-access purposes in good order, condition and repair and in accordance with reasonable standards of cleanliness and maintenance, subject to the terms hereof.  Any such costs and expenses shall not be reimbursable by other Lot Owners, subject to the terms hereof.

(c)                                  In the event a Lot Owner shall fail to comply with its obligations set forth in subsections (a) and (b) above, any other Lot Owner, after giving the defaulting party thirty (30) days’ notice (or in the case of emergency such shorter notice as is reasonable), shall have the right but not the obligation to effectuate said maintenance or repairs, as the case may be, at such defaulting party’s expense.  Such right shall be in addition to any other rights and remedies the non-defaulting party has at law or in equity.  The cost of such maintenance and repairs, together with interest on such advanced funds in an amount equal to twelve percent (12%) per annum, shall be immediately reimbursed to the Lot Owner which fulfills the obligation by the defaulting party upon presentation of invoice.

Article III
Miscellaneous

3.1                               Modification.  This Declaration may not be modified in any respect whatsoever or rescinded, in whole or in part, except with the consent of both Lot Owners affected by such modification, and then only by written instrument duly executed in recordable form and duly recorded in the office of the McHenry County, Illinois Recorder of Deeds.

3.2                               Taxes.  Each Lot Owner shall pay when due the real estate taxes, assessments and other like charges which may be levied, assessed or charged against its Lot, or any part thereof.

3.3                               Successors and Assigns.  The easements and rights granted and obligations assumed herein (a) are made for the direct, mutual and reciprocal benefit or burden of the real property affected; (b) will constitute covenants running with the land; and (c) will be binding upon and inure to the benefit of the Declarant and each Lot Owner and their respective successors, assigns, transferees, employees, agents, customers, tenants, licensees and invitees.

3.4                               Indemnification.  Each Lot Owner hereby indemnifies and agrees to defend (by counsel acceptable to the indemnified Lot Owner) and save the other Lot Owner harmless from and against any and all claims, demands, actions, suits, losses or damages, costs, expenses and liabilities (collectively, “Claims”) whenever arising on or after the date hereof arising out of or due to (a) any act (whether of commission or omission) of the indemnifying Lot Owner or any of its employees, guests, tenants, subtenants, agents, representatives, licensees, visitors, contractors invitees, successors and assigns and all persons claiming by or through them, with respect to the Declaration Premises, (b) the exercise of the indemnifying Lot Owner’s rights or the performance of the indemnifying Lot Owner’s covenants and obligations under this Declaration, (c) the use or occupancy of the Declaration Premises by the indemnifying Lot Owner or any of its designees or (d) any act by the indemnified Lot Owner or its designees in the curing of any default by the indemnifying Lot Owner under the terms of this Declaration, whether or not any such Claims are asserted by a designee of the indemnifying Lot Owner, or by any other third party; provided, however, this Section 3.4 shall not apply to Claims resulting from negligence or willful misconduct of the indemnified Lot Owner.

3.5                               Attorney’s Fees.  In the event of any controversy, claim, or dispute relating to this instrument or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney’s fees and costs.

3.6                               Notices.  Any notice to be given hereunder may be personally delivered, delivered by contract carrier, or may be deposited in the United States mail, registered or certified, postage prepaid and return receipt requested, addressed to a Lot Owner at its Lot and to Declarant as follows:

If to Declarant:	First Midwest Bank One Pierce Place, Suite 1500 Itasca, IL 60143 Attn: Corporate Secretary
with a copy to:	Jones Day 77 West Wacker Drive, Suite 3500 Chicago, IL 60601 Attn: Brian L. Sedlak, Esq. Phone: 312-269-4334 Fax: 312-782-3939 E-Mail: brianlsedlak@jonesday.com

Either party may change its address at any time by notifying the other in writing, of such change.  Service of any notice pursuant hereto shall be deemed complete at the time of delivery.

3.7                               Severability.  If any term or provision of this Declaration shall, to any extent, be invalid or unenforceable, the remainder of this Declaration (or the application of such term or provision, to persons or circumstances other than those in respect of which is invalid or unenforceable) except those terms or provisions, which are made subject to or conditioned upon such invalid or unenforceable term or provision, shall not be affected thereby, and each other term and provision of this Declaration shall be valid and enforceable to the fullest extent permitted by law.

3.8                               Governing Laws.  This Declaration shall be construed and governed in accordance with the laws of Illinois.

3.9                               Estoppel Letter.  At any time from time to time, upon request of Declarant or any Lot Owner, each Lot Owner and the Declarant shall, without charge, execute, acknowledge and deliver to the requesting party within ten (10) days after request, an instrument stating (if the same be true) that as of such date, no default has been declared hereunder by any party hereto and that the party executing the instrument has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by any party.

3.10                        Term of this Declaration.  This Declaration and the easements created hereby shall be a perpetual covenant that runs with the land and shall be effective in perpetuity.

3.11                        No Merger.  These shall be no merger of the interests created by this Declaration with any other real property interests, whether or not they or some of them are or become commonly held.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties have executed this Declaration as of the day and year first above written.

FIRST MIDWEST BANK.,
an Illinois state-chartered bank

By:
Name:
Title:

Forward future

tax bills to:

[                                      ]
[                                      ]

STATE OF	)
) SS
COUNTY OF	)

I,                                                  , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT                                                    , personally known to me to be the                                       of FIRST MIDWEST BANK, an Illinois state-chartered bank, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such he signed and delivered the said instrument pursuant to proper authority given said corporation, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this                  day of                                , 2016.

Notary Public

[SEAL]

My commission expires:

EXHIBIT A-1

McHenry Main Legal Description

A-1-1

EXHIBIT A-2

McHenry Carey Legal Description

A-2-1

EXHIBIT A-3

Declaration Premises Legal Description

EXHIBIT L

Depiction of McHenry Stub Property